File No.  811-10145

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

ON APRIL 30, 2013

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 15

Baillie Gifford Funds

(Exact Name of Registrant as Specified in Charter)

Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK	EH1 3AN
(Address of Principal Executive Offices)	(Zip Code)

(011-44-131-275-2000)

(Registrant’s Telephone Number, Including Area Code)

Angus N.G. Macdonald

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom EH1 3AN

(Name and Address of Agent for Service)

It is proposed that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

This Amendment No. 15 to the Registration Statement is filed by the Registrant pursuant to Section 8 of the Investment Company Act of 1940.  However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”), since such interests will be issued and sold only in transactions exempt from the registration requirements of the 1933 Act.  This Amendment No. 15 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

BAILLIE GIFFORD FUNDS

c/o Baillie Gifford Overseas Limited

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom EH1 3AN

011-44-131-275-2000

PRIVATE PLACEMENT MEMORANDUM

April 30, 2013

THE SECURITIES DESCRIBED IN THIS MEMORANDUM ARE BEING OFFERED ONLY TO “ACCREDITED INVESTORS,” AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933.

Baillie Gifford Funds (the “Trust”) is an open-end, diversified management investment company consisting of seven series (each a “Fund”) offering portfolios with different objectives and strategies.  The Funds’ manager is Baillie Gifford Overseas Limited (the “Manager”).

The International Equity Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets. The Fund is managed by a different portfolio construction group from the International Choice Fund with no overlap in membership, and the resulting portfolio contains different holdings, although there may be an overlap in portfolio holdings between the two Funds.

The International Choice Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets. Portfolio decisions are made by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio. The Fund is managed by a different portfolio construction group from the International Equity Fund with no overlap in membership, and the resulting portfolio contains different holdings, although there may be an overlap in portfolio holdings between the two Funds.

The EAFE Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  Portfolio decisions are made by the named investment managers with input from regional specialists. The Fund is managed by a different portfolio construction group from the EAFE Choice Fund with no overlap in membership, and the resulting portfolio contains different holdings, although there may be an overlap in portfolio holdings between the two Funds.

The EAFE Choice Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  Portfolio decisions are made by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio. The Fund is managed by a different portfolio construction group from the EAFE Fund with no overlap in membership, and the resulting portfolio contains different holdings, although there may be an overlap in portfolio holdings between the two Funds.

The Emerging Markets Fund seeks capital appreciation through investment in an international portfolio of equity securities of issuers located in countries of emerging markets.

The Global Alpha Equity Fund seeks capital appreciation through investment in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.

The North American Equity Fund seeks capital appreciation through investments in a portfolio of equity securities of issuers located in North America.

This Private Placement Memorandum (the “Memorandum”) concisely describes the information that investors should know before investing. Information on purchasing or redeeming shares of each Fund is available in the “PURCHASE OF SHARES” and “REDEMPTION OF SHARES” sections below. Please read this Memorandum carefully and keep it for future reference.

A Statement of Additional Information (the “SAI”) dated April 30, 2013 is available for the Funds free of charge by writing to the Manager at the address shown on the cover of this Memorandum or by telephoning 011-44-131-275-2000 (Attention: Nigel Cessford) before 12:00 noon (New York time) on any business day. Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls. The SAI, which contains more detailed information about the Trust and the Funds, is incorporated by reference into this Memorandum.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM.  HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS MEMORANDUM.  IN CERTAIN CASES, REDEMPTIONS BY INVESTORS IN A FUND MAY BE EFFECTED “IN KIND,” IN WHICH CASE THE INVESTORS RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH.  IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS

APPROVED BY THE TRUST.  NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

DISTRIBUTIONS	48

TAXES	49

MANAGEMENT OF THE TRUST	52

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES	59

ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT	59

UNDERWRITERS	59

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	60

LEGAL COUNSEL	60

SHAREHOLDER INQUIRIES	60

v

The International Equity Fund

Summary of Key Information

Investment Objective

The International Equity Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets. The Fund is managed by a different portfolio construction group from the International Choice Fund with no overlap in membership, and the resulting portfolio contains different holdings, although there may be an overlap in portfolio holdings between the two Funds.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1	Class 2	Class 3	Class 4	Class 5
Shareholder Fees (fees paid directly from your investment)
Purchase Premium (as a percentage of amount purchased)	0.20%	0.20%	0.20%	0.20%	0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%	0.15%	0.15%	0.15%	0.15%

Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees*	0.25%	0.25%	0.25%	0.25%	0.25%
Service Charges(a)	0.45%	0.27%	0.20%	0.17%	0.12%
Other Expenses(b)	0.10%	0.10%	0.11%	0.11%	0.11	%(c)
Total Annual Operating Expenses	0.80%	0.62%	0.56%	0.53%	0.48%

*                       Effective July 1, 2012, the management fee for the Fund was contractually reduced by 0.05%, and the expense information in the table has been restated to reflect current fees.

(a)               Service Charges differ between the classes of the Fund to reflect varying levels of shareholder servicing fees payable to the Manager, as described in detail under “Multiple Classes — Shareholder Service Fees” below.

(b)               Other Expenses may differ among Classes due to various factors that can have disproportionate effects on a particular Class, such as relatively significant inflows, outflows and class conversions/exchanges when a class of shares is held by a small number of investors.

(c)                Class 5 is currently unfunded, therefore Other Expenses have been estimated for this class based on the Other Expenses of Class 4 shares.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund’s operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$11,712	$29,190	$48,168	$103,041
Class 2	$9,886	$23,515	$38,364	$81,565
Class 3	$9,276	$21,616	$35,076	$74,317
Class 4	$8,972	$20,666	$33,429	$70,675
Class 5	$8,463	$19,080	$30,677	$64,581

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$10,152	$27,496	$46,329	$100,782
Class 2	$8,323	$21,812	$36,509	$79,267
Class 3	$7,713	$19,911	$33,216	$72,005
Class 4	$7,408	$18,959	$31,566	$68,357
Class 5	$6,899	$17,370	$28,810	$62,252

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 13% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio by making investments in selected businesses which the investment managers believe may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.  The Fund invests in securities issued by companies predominantly located in countries contained in the MSCI ACWI (ex US) Index, cash and cash equivalents.  The Fund will ordinarily invest in securities of issuers located in at least three countries outside the U.S.  See “Other Important Information About the Funds” below for additional detail on how the Fund classifies the location of issuers in which it invests.  Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer (Equity Securities Risk).  Non-U.S. securities, and, in particular, emerging markets securities, are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Managers

Baillie Gifford Overseas Limited	Gerald Smith Investment Manager. Service with the International Equity Fund since 2000.

Jonathan Bates Investment Manager. Service with the International Equity Fund since 2010.

Angus Franklin Investment Manager. Service with the International Equity Fund since 2006.

Elaine Morrison Investment Manager. Service with the International Equity Fund since 2007.

Andrew Strathdee Investment Manager. Service with the International Equity Fund since 2007.

The International Choice Fund

Summary of Key Information

Investment Objective

The International Choice Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  Portfolio decisions are made by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio. The Fund is managed by a different portfolio construction group from the International Equity Fund with no overlap in membership, and the resulting portfolio contains different holdings, although there may be an overlap in portfolio holdings between the two Funds.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1	Class 2		Class 3		Class 4		Class 5
Shareholder Fees (fees paid directly from your investment)
Purchase Premium (as a percentage of amount purchased)	0.20%	0.20%		0.20%		0.20%		0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%	0.15%		0.15%		0.15%		0.15%

Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.25%	0.25%		0.25%		0.25%		0.25%
Service Charges(a)	0.45%	0.27%		0.20%		0.17%		0.12%
Other Expenses	0.73%	0.73	%(b)	0.73	%(b)	0.73	%(b)	0.73	%(b)
Total Annual Operating Expenses(c)	1.43%	1.25%		1.18%		1.15%		1.10%

(a)                                 Service Charges differ between the Classes to reflect varying levels of shareholder servicing fees payable to the Manager, as described in detail under “Multiple Classes — Shareholder Service Fees” below.

(b)                                 Classes 2, 3, 4 and 5 are currently unfunded, therefore Other Expenses for these classes have been estimated based on the Other Expenses of Class 1 shares.

(c)                                  Expense figures in the table above are annualized based on the period from the Fund’s inception on September 24, 2012 through December 31, 2012, and do not reflect fees waived and/or expenses reimbursed by the Manager. During that same period, the annualized total expense ratio of Class 1 shares after taking into account expense waivers and reimbursements was 0.85% of average daily net assets.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund’s operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years
Class 1	$18,077	$48,816
Class 2	$16,262	$43,246
Class 3	$15,556	$41,072
Class 4	$15,253	$40,139
Class 5	$14,747	$38,582

Assuming no redemption of shares at the end of the period:

	1 year	3 years
Class 1	$16,526	$47,153
Class 2	$14,709	$41,574
Class 3	$14,001	$39,397
Class 4	$13,698	$38,462
Class 5	$13,192	$36,903

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal period (September 24, 2012 through December 31, 2012), the Fund’s portfolio turnover rate was 2% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio by making investments in selected businesses which the investment managers believe may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest primarily in equity securities.  The Fund will invest in securities issued by companies predominantly located in countries contained in the MSCI ACWI (ex US) Index, cash and cash equivalents.  The Fund will ordinarily invest in securities of issuers located in at least three countries outside the U.S., which may include emerging markets.  See “Other Important Information About the Funds” below for additional detail on how the Fund classifies the location of issuers in which it invests.  Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer (Equity Securities Risk).  Non-U.S. securities, and, in particular, emerging markets securities, are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Managers

Baillie Gifford Overseas Limited	Gerard Callahan Investment Manager. Service with the International Choice Fund since 2012.

Iain Campbell Investment Manager. Service with the International Choice Fund since 2012.

Joe Faraday Investment Manager. Service with the International Choice Fund since 2012.

Paul Faulkner Investment Manager. Service with the International Choice Fund since 2012.

The Fund’s portfolio is constructed by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio.

The EAFE Fund

Summary of Key Information

Investment Objective

The EAFE Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets. The Fund is managed by a different portfolio construction group from the EAFE Choice Fund with no overlap in membership, and the resulting portfolio contains different holdings, although there may be an overlap in portfolio holdings between the two Funds.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1	Class 2	Class 3	Class 4		Class 5
Shareholder Fees (fees paid directly from your investment)
Purchase Premium (as a percentage of amount purchased)	0.20%	0.20%	0.20%	0.20%		0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%	0.15%	0.15%	0.15%		0.15%

Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.25%	0.25%	0.25%	0.25%		0.25%
Service Charges(a)	0.45%	0.27%	0.20%	0.17%		0.12%
Other Expenses(b)	0.09%	0.09%	0.09%	0.09	%(c)	0.09%
Total Annual Operating Expenses	0.79%	0.61%	0.54%	0.51%		0.46%

(a)         Service Charges differ between Classes to reflect varying levels of shareholder servicing fees payable to the Manager, as described in detail under “Multiple Classes — Shareholder Service Fees” below.

(b)         Other Expenses may differ among Classes due to various factors that can have disproportionate effects on a particular Class, such as relatively significant inflows, outflows and class conversions/exchanges when a class of shares is held by a small number of investors.

(c)          Class 4 is currently unfunded, therefore Other Expenses have been estimated for this class based on the Other Expenses of Class 3 shares.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$11,610	$28,876	$47,625	$101,859
Class 2	$9,784	$23,199	$37,817	$80,361
Class 3	$9,073	$20,983	$33,978	$71,890
Class 4	$8,768	$20,032	$32,329	$68,241
Class 5	$8,260	$18,444	$29,575	$62,134

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$10,050	$27,181	$45,786	$99,598
Class 2	$8,221	$21,496	$35,961	$78,060
Class 3	$7,509	$19,276	$32,116	$69,575
Class 4	$7,204	$18,324	$30,464	$65,919
Class 5	$6,695	$16,734	$27,706	$59,801

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 18% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio by making investments in selected businesses which the investment managers believe may grow and enjoy sustainable competitive advantages in their markets.  The Fund seeks to maintain a diversified portfolio consisting principally of listed equity securities, cash and cash equivalents, focusing on common stocks of companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index. Investments by the Fund in countries located outside of the MSCI EAFE Index (which includes only developed markets) may include investments in issuers located in emerging markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies that are included in the MSCI EAFE Index or whose principal activities are in Europe, Australasia, and/or the Far East.  See “Other Important Information About the Funds” below for additional detail on how the Fund classifies the location of issuers in which it invests. Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer (Equity Securities Risk). Non-U.S. securities, and, in particular, emerging markets securities, are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Managers

Baillie Gifford Overseas Limited	James Anderson Investment Manager. Service with the EAFE Fund since 2008.

Lawrence Burns Investment Manager. Service with the EAFE Fund since 2012.

Tom Coutts Investment Manager. Service with the EAFE Fund since 2008.

Tom Record Investment Manager. Service with the EAFE Fund since 2008.

Kavé Sigaroudinia Investment Manager. Service with the EAFE Fund since 2008.

Nick Thomas Investment Manager. Service with the EAFE Fund since 2008.

Sarah Whitley Investment Manager. Service with the EAFE Fund since 2008.

The EAFE Choice Fund

Summary of Key Information

Investment Objective

The EAFE Choice Fund seeks capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  Portfolio decisions are made by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio. The Fund is managed by a different portfolio construction group from the EAFE Fund with no overlap in membership, and the resulting portfolio contains different holdings, although there may be an overlap in portfolio holdings between the two Funds.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1		Class 2	Class 3	Class 4		Class 5
Shareholder Fees (fees paid directly from your investment)
Purchase Premium (as a percentage of amount purchased)	0.20%		0.20%	0.20%	0.20%		0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%		0.15%	0.15%	0.15%		0.15%

Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.25%		0.25%	0.25%	0.25%		0.25%
Service Charges(a)	0.45%		0.27%	0.20%	0.17%		0.12%
Other Expenses	0.12	%(b)	0.12%	0.12%	0.12	%(b)	0.12	%(b)
Total Annual Operating Expenses	0.82%		0.64%	0.57%	0.54%		0.49%

(a)         Service Charges differ between Classes to reflect varying levels of shareholder servicing fees payable to the Manager, as described in detail under “Multiple Classes — Shareholder Service Fees” below.

(b)         Classes 1, 4 and 5 are currently unfunded, therefore Other Expenses have been estimated for these classes based on the Other Expenses of Class 2 shares.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$11,914	$29,819	$49,252	$105,403
Class 2	$10,089	$24,147	$39,458	$83,972
Class 3	$9,378	$21,933	$35,625	$75,528
Class 4	$9,073	$20,983	$33,978	$71,890
Class 5	$8,565	$19,397	$31,228	$65,802

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$10,355	$28,126	$47,414	$103,148
Class 2	$8,526	$22,445	$37,605	$81,678
Class 3	$7,815	$20,228	$33,766	$73,219
Class 4	$7,509	$19,276	$32,116	$69,575
Class 5	$7,000	$17,688	$29,362	$63,475

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal period, the Fund’s portfolio turnover rate was 21% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio by making investments in selected businesses which the investment managers believe may grow and enjoy sustainable competitive advantages in their markets.  The Fund will invest in a diversified portfolio consisting principally of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index, cash and cash equivalents.    Under normal circumstances, the Fund will invest at least 85% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East, which may include emerging markets.  See “Other Important Information About the Funds” below for additional detail on how the Fund classifies the location of issuers in which it invests.  Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer (Equity Securities Risk). Non-U.S. securities, and, in particular, emerging markets securities, are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Managers

Baillie Gifford Overseas Limited	Gerard Callahan Investment Manager. Service with the EAFE Choice Fund since 2009.

Paul Faulkner Investment Manager. Service with the EAFE Choice Fund since 2009.

Iain Campbell Investment Manager. Service with the EAFE Choice Fund since 2009.

Joe Faraday Investment Manager. Service with the EAFE Choice Fund since 2010.

The Fund’s portfolio is constructed by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio.

The Emerging Markets Fund

Summary of Key Information

Investment Objective

The Emerging Markets Fund seeks capital appreciation through investment in an international portfolio of equity securities of issuers located in countries of emerging markets.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class I		Class II		Class III
Shareholder Fees (fees paid directly from your investment)
Purchase Premium (as a percentage of amount purchased)	0.55%		0.55%		0.55%
Redemption Fee (as a percentage of amount redeemed)	0.25%		0.25%		0.25%

Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.50%		0.50%		0.50%
Service Charges(a)	0.30%		0.25%		0.10%
Other Expenses	0.15	%(b)	0.15	%(b)	0.15%
Total Annual Operating Expenses	0.95%		0.90%		0.75%

(a)                                 Service Charges differ between Classes to reflect varying levels of shareholder servicing fees payable to the Manager, as described in detail under “Multiple Classes — Shareholder Service Fees” below.

(b)                                 Class I and Class II are currently unfunded, therefore Other Expenses have been estimated for these classes based on the Other Expenses of Class III shares.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods. They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class I	$17,726	$38,405	$60,793	$125,194
Class II	$17,222	$36,846	$58,111	$119,389
Class III	$15,709	$32,154	$50,026	$101,790

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class I	$15,139	$35,604	$57,760	$121,496
Class II	$14,634	$34,041	$55,072	$115,673
Class III	$13,117	$29,337	$46,964	$98,021

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 51% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio by making investments in selected businesses which the investment managers believe may grow and enjoy sustainable competitive advantages in their markets.  The Fund will invest in a diversified portfolio of listed securities issued by companies such as those located in countries contained in the MSCI EM Index, cash and cash equivalents.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in securities of companies located in countries contained in the MSCI EM Index.  See “Other Important Information About the Funds” below for additional detail on how the Fund classifies the location of issuers in which it invests. Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer (Equity Securities

Risk). Non-U.S. securities, and, in particular, emerging markets securities, are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Managers

Baillie Gifford Overseas Limited	Richard Sneller Lead Investment Manager. Service with the Emerging Markets Fund since 2003.

William Sutcliffe Investment Manager. Service with the Emerging Markets Fund since 2006.

Mike Gush Investment Manager. Service with the Emerging Markets Fund since 2008.

Andrew Stobart Investment Manager. Service with the Emerging Markets Fund since 2007.

Joe Faraday Investment Manager. Service with the Emerging Markets Fund since 2010.

The Global Alpha Equity Fund

Summary of Key Information

Investment Objective

The Global Alpha Equity Fund seeks capital appreciation through investment in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1	Class 2		Class 3	Class 4		Class 5
Shareholder Fees (fees paid directly from your investment)
Purchase Premium (as a percentage of amount purchased)	0.20%	0.20%		0.20%	0.20%		0.20%
Redemption Fee (as a percentage of amount redeemed)	0.15%	0.15%		0.15%	0.15%		0.15%

Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.30%	0.30%		0.30%	0.30%		0.30%
Service Charges(a)	0.45%	0.27%		0.20%	0.17%		0.12%
Other Expenses	0.13%	0.13	%(b)	0.13%	0.13	%(b)	0.13	%(b)
Total Annual Operating Expenses	0.88%	0.70%		0.63%	0.60%		0.55%

(a)         Service Charges differ between Classes to reflect varying levels of shareholder servicing fees payable to the Manager, as described in detail under “Multiple Classes — Shareholder Service Fees” below.

(b) Classes 2, 4 and 5 are currently unfunded, therefore Other Expenses have been estimated for these classes based on the Other Expenses of Class 3 shares.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$12,522	$31,703	$52,497	$112,457
Class 2	$10,698	$26,041	$42,732	$91,160
Class 3	$9,987	$23,831	$38,911	$82,769
Class 4	$9,683	$22,882	$37,269	$79,154
Class 5	$9,175	$21,299	$34,527	$73,104

Assuming no redemption of shares at the end of the period:

	1 year	3 years	5 years	10 years
Class 1	$10,963	$30,013	$50,665	$110,215
Class 2	$9,136	$24,342	$40,884	$88,879
Class 3	$8,425	$22,129	$37,057	$80,473
Class 4	$8,120	$21,179	$35,412	$76,852
Class 5	$7,611	$19,594	$32,666	$70,791

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 15% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio by making investments in selected businesses which the investment managers believe may grow and enjoy sustainable competitive advantages in their markets. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities. The Fund will invest in a diversified portfolio of listed securities issued by companies predominantly located in countries contained in the MSCI ACWI Index, cash and cash equivalents. The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in the USA, Canada, Europe, Australasia, Africa, the Middle East and/or the Far East.  The Fund will ordinarily invest in securities of issuers located in at least three different countries.  See “Other Important Information About the Funds” below for additional detail on how the Fund classifies the location of issuers in which it invests.  Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer (Equity Securities Risk). Non-U.S. securities, and, in particular, emerging markets securities, are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding taxes, increased vulnerability to adverse changes in local and global economic conditions, and possible fluctuation in value due to adverse political conditions (Foreign Investment Risk, Emerging Markets Risk).  Other principal risks include Currency and Hedging Risk (fluctuation in value due to changing currency exchange rates and the potential to preclude the opportunity for gain if a hedged currency should rise) and may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Managers

Baillie Gifford Overseas Limited	Charles Plowden Investment Manager. Service with the Global Alpha Equity Fund since 2011.

Malcolm MacColl Investment Manager. Service with the Global Alpha Equity Fund since 2011.

Spencer Adair Investment Manager. Service with the Global Alpha Equity Fund since 2011.

The North American Equity Fund

Summary of Key Information

Investment Objective

The North American Equity Fund seeks capital appreciation through investments in a portfolio of equity securities of issuers located in North America.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1	Class 2	Class 3	Class 4
Shareholder Fees (fees paid directly from your investment)
Purchase Premium (as a percentage of amount purchased)	0.15%	0.15%	0.15%	0.15%
Redemption Fee (as a percentage of amount redeemed)	0.15%	0.15%	0.15%	0.15%

Annual Fund Operating Expenses (as a percentage of average net assets)
Management Fees	0.25%	0.25%	0.25%	0.25%
Service Charges(a)	0.45%	0.27%	0.20%	0.17%
Other Expenses(b)	0.20%	0.20%	0.20%	0.20%
Total Annual Operating Expenses	0.90%	0.72%	0.65%	0.62%

(a)                                 Service Charges differ between Classes to reflect varying levels of shareholder servicing fees payable to the Manager, as described in detail under “Multiple Classes — Shareholder Service Fees” below.

(b)                                 The Fund is currently unfunded, therefore Other Expenses have been estimated for all share classes based on an estimated $50 million in assets for the Fund as a whole.

Example of Expenses

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $1,000,000 (the Fund’s minimum investment requirement) in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods.  They also assume that your investment has a 5% return each year and that the Fund’s estimated operating expenses remain the same.  The assumed 5% annual return in the Examples should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Examples indicate.

Assuming redemption of all shares at the end of the period:

	1 year	3 years
Class 1	$12,230	$31,845
Class 2	$10,405	$26,184
Class 3	$9,694	$23,974
Class 4	$9,390	$23,026

Assuming no redemption of shares at the end of the period:

	1 year	3 years
Class 1	$10,671	$30,156
Class 2	$8,843	$24,485
Class 3	$8,131	$22,272
Class 4	$7,826	$21,322

Portfolio Turnover

The Fund will pay transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses,” affect the Fund’s performance. Because the Fund has not commenced operations, it does not have a portfolio turnover rate.    Although difficult to predict, it is anticipated that under normal circumstances the portfolio turnover rate for the Fund will not exceed 50%.

Principal Investment Strategies

The Fund will seek to meet its objective through the active management of its portfolio by making investments in selected businesses which the investment managers believe may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in the USA and Canada.  Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts.  The Fund will invest in a diversified portfolio of listed securities issued by companies predominantly located in the USA and Canada, cash and cash equivalents. The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in the USA and Canada.  See “Other Important Information About the Funds” below for additional detail on how the Fund classifies the location of issuers in which it invests.  The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund.

Principal Risks

The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s management, fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally (Management Risk, Market Risk).  Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer (Equity Securities Risk). Other principal risks may include Liquidity Risk (investments may be difficult to sell due to a limited market or regulatory restrictions).  Please see the “Primary Investment Risks” section in this Memorandum for a more detailed description of the Fund’s risks.  It is possible to lose money on an investment in the Fund.

Investment Adviser	Portfolio Manager

Baillie Gifford Overseas Limited	Mick Brewis Lead Investment Manager. The North American Equity Fund has not yet commenced operations.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE FUNDS

Purchase and Sale of Fund Shares

The securities offered hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom.  However, the securities are redeemable.

You may purchase and redeem shares of a Fund each day the New York Stock Exchange is open for trading.  You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement. You can redeem your shares by sending a written request by mail or by facsimile to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Attention:  Nigel Cessford; Fax # 011-44-131-275-3972) and to the Transfer Agent (Huntington Asset Services Inc., 2960 North Meridian Street, Suite 300, Indianapolis, Indiana, 46208; Attention:  BG Funds; Fax # 1-317-937-3014).

The minimum initial investment in each Fund must be worth at least $1 million and subsequent investments must be worth at least $100,000.  The Trust reserves the right to waive these minimums in its sole discretion, and to reject any purchase order for any reason.

With respect to classes of a Fund, eligibility for a class of shares depends on a shareholder’s “Total Investment” with the Manager.

A Fund shareholder’s Total Investment will be determined by the Manager as of March 31 of each year and, for purposes of exchanging into less expensive classes because of additional investments, at the end of each calendar quarter (each a “Determination Date”).  As provided below, a shareholder’s Total Investment as of any Determination Date will equal the market value of assets managed by the Manager and its affiliates for the shareholder (whether in the Funds, another pooled vehicle or otherwise) as of such Determination Date.

The minimum Total Investment for a new shareholder to be eligible for a class of Shares of each Fund is set forth in the following tables:

International Equity Fund, International Choice Fund, EAFE Fund, EAFE Choice Fund, and Global Alpha Equity Fund

Class of Shares	Minimum Total Investment
Class 1	$ 1 Million
Class 2	$25 Million
Class 3	$100 Million
Class 4	$200 Million
Class 5	$500 Million

North American Equity Fund

Class of Shares	Minimum Total Investment
Class 1	$ 1 Million
Class 2	$25 Million
Class 3	$100 Million
Class 4	$200 Million

Emerging Markets Fund

Class of Shares	Minimum Total Investment
Class I	$ 1 Million
Class II	$15 Million
Class III	$50 Million

Taxes

The Funds intend to make distributions that generally will be taxable to shareholders as ordinary income or capital gains, unless you are a tax-exempt investor or otherwise investing through a tax-advantaged account, such as an IRA or 401(k) plan.  If you are investing through such a tax-advantaged account, you may be taxed later upon withdrawal of monies from that account.

INVESTMENT OBJECTIVES AND POLICIES

The Trust currently consists of seven Funds offering investors a range of global investment choices.  Each Fund has its own investment objective and policies designed to meet its specific goals.  No Fund, nor the Trust as a whole, is intended or is appropriate as a complete investment program and the Trust and the Funds should be considered as only part of an overall investment strategy.  The Funds are subject to numerous risks that are described in this Memorandum, and, in the case of those Funds that may be invested substantially in non-U.S. issuers, in issuers in emerging markets, and/or in issuers with smaller to medium-sized market capitalizations (e.g., market capitalizations of less than $5 billion), the Funds may present greater risks than mutual funds investing primarily in U.S. securities or securities with larger market capitalizations.  An investor should pay particular attention to the risks of the Funds’ investments described below, under “PRIMARY INVESTMENT RISKS,” “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS,” and in the SAI.

Unless otherwise noted, the investment objectives and policies described below are non-fundamental and may be changed by the trustees of the Trust without shareholder approval.

The International Equity Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International ACWI (ex US) Index (the “MSCI ACWI (ex US) Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)         The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, the investment managers believe show that they may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.  Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.  The Fund’s portfolio is constructed by a portfolio construction group.

(b)         The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI ACWI (ex US) Index, cash and cash equivalents.  The Fund may also invest in securities that are convertible into common stock, sponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) or other similar instruments.  The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, Africa, the

Middle East and/or the Far East, as well as emerging market countries located in other regions.  The Fund will ordinarily invest in securities of issuers located in at least three countries outside the U.S.

(c)          Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse effects of changes in foreign exchange rates.  Any currency gains or losses will be included in the calculation of total return.

(d)         The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the International Equity Fund and the risks associated with all the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the International Equity Fund.

Risks — The most significant risks of an investment in the International Equity Fund are Market Risk, Equity Securities Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the International Equity Fund.

The International Choice Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International ACWI (ex US) Index (the “MSCI ACWI (ex US) Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)         The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, the investment managers believe show that they may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest primarily in equity securities.  Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.  The Fund’s portfolio is constructed by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio.

(b)         The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI ACWI (ex US) Index, cash and cash equivalents.  The Fund may also invest in securities that are convertible into common stock, sponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) or other similar instruments.  The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, Africa, the Middle East and/or the Far East, as well as emerging market countries located in other regions.  The Fund will ordinarily invest in securities of issuers located in at least three countries outside the U.S.

(c)          Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse effects of changes in foreign exchange rates.  Any currency gains or losses will be included in the calculation of total return.

(d)         The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the International Choice Fund and the risks associated with all the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the International Choice Fund.

Risks — The most significant risks of an investment in the International Choice Fund are Market Risk, Equity Securities Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the International Choice Fund.

The EAFE Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International Europe, Australasia and Far East Index (the “MSCI EAFE Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)                                 The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, the investment managers believe show that they may grow and enjoy sustainable competitive advantages in their markets.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.  The Fund’s portfolio is constructed by a portfolio construction group.

(b)                                 The Fund seeks to maintain a diversified portfolio consisting principally of listed equity securities, cash and cash equivalents, focusing on common stocks of companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index. Investments by the Fund outside of the MSCI EAFE Index (which includes only developed markets) may include investments in issuers located in emerging markets.  The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs, GDRs or similar instruments.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies that are included in the MSCI EAFE Index or whose principal activities are in Europe, Australasia, and/or the Far East.

(c)                                  Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d)                                 The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the EAFE Fund and risks associated with all of the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the EAFE Fund.

Risks — The most significant risks of an investment in the EAFE Fund are Market Risk, Equity Securities Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the EAFE Fund.

The EAFE Choice Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International Europe, Australasia and Far East Index (the “MSCI EAFE Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)                                 The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, the investment managers believe show that they may grow and enjoy sustainable competitive advantages in their markets.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.  The Fund’s portfolio is constructed by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio.

(b)                                 The Fund will invest in a diversified portfolio consisting principally of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EAFE Index, cash and cash equivalents.  The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs, GDRs or similar instruments.  Under normal circumstances, the Fund will invest at least 85% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East.

(c)                                  Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms. The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of changes in foreign exchange rates. Any currency gains or losses will be included in the calculation of total return.

(d)                                 The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the EAFE Choice Fund and risks associated with all of the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the EAFE Choice Fund.

Risks — The most significant risks of an investment in the EAFE Choice Fund are Market Risk, Equity Securities Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the EAFE Choice Fund.

The Emerging Markets Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International Emerging Markets Index (the “MSCI EM Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)                          The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, the investment managers believe show that they may grow and enjoy sustainable competitive advantages in their markets.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.

(b)                          The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI EM Index, cash and cash equivalents.  The Fund may also invest in securities which are convertible into common stock, sponsored ADRs, EDRs, GDRs or other similar instruments. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in securities of companies located in countries contained in the MSCI EM Index.

(c)                           Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in US dollar terms.  The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse affects of such changes in foreign exchange rates.  Any currency gains or losses will be included in the calculation of total return.

(d)                          The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment switching, or as a result of admissions to or withdrawals from the Fund, or conditions of extreme market volatility.  For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the Emerging Markets Fund and risks associated with all of the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the Emerging Markets Fund.

Risks — The most significant risks of an investment in the Emerging Markets Fund are Market Risk, Equity Securities Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER

IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the Emerging Markets Fund.

The Global Alpha Equity Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in an international portfolio of equity securities of issuers located in countries of developed and emerging markets.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International ACWI Index (the “MSCI ACWI Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)         The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, the investment managers believe show that they may grow and enjoy sustainable competitive advantages in their markets. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities. Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts. The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.  The Fund’s portfolio is constructed by the Investment Managers.

(b)         The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in countries contained in the MSCI ACWI Index, cash and cash equivalents.  The Fund may also invest in securities that are convertible into common stock, sponsored ADRs, EDRs, GDRs or other similar instruments.  The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in the USA, Canada, Europe, Australasia, Africa, the Middle East and/or the Far East. The Fund will invest in securities of issuers located in at least three different countries.

(c)          Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse effects of changes in foreign exchange rates.  Any currency gains or losses will be included in the calculation of total return.

(d)         The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the Global Alpha Equity Fund and the risks associated with all the Fund’s investments, see “OTHER

IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the Global Alpha Equity Fund.

Risks — The most significant risks of an investment in the Global Alpha Equity Fund are Market Risk, Equity Securities Risk, Foreign Investment Risk, Emerging Markets Risk, Liquidity Risk, Currency and Hedging Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the Global Alpha Equity Fund.

The North American Equity Fund

Investment Objective — The objective of the Fund is capital appreciation through investments in a portfolio of equity securities of issuers located in North America. The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Standard & Poor’s 500 Index (the “S&P 500 Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies — In pursuit of the above objective, the Manager is authorized to invest in compliance with the following guidelines:

(a)         The Fund will seek to meet its objective through the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, the investment managers believe show that they may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in the USA and Canada.  Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.

(b)         The Fund will invest in a diversified portfolio of listed securities issued by companies domiciled or principally conducting their business in the USA and Canada, cash and cash equivalents. The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in the USA and Canada.

(c)          The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments.

For a description of additional investment techniques that may be utilized by the North American Equity Fund and the risks associated with all the Fund’s investments, see “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the North American Equity Fund.

Risks — The most significant risks of an investment in the North American Equity Fund are Market Risk, Equity Securities Risk, Liquidity Risk, and Management Risk.  For more information about these and other risks of an investment in the Fund, see “PRIMARY INVESTMENT RISKS” and “OTHER IMPORTANT INFORMATION ABOUT THE FUNDS” below and the SAI pertaining to the North American Equity Fund.

PRIMARY INVESTMENT RISKS

An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly.  Investment in a Fund’s shares is, like direct investment in equity securities, more volatile and risky than some other forms of investment.  Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund’s portfolio.  These types of risks may be greater with respect to investments in securities of foreign issuers and may be heightened in the case of emerging market securities.  In addition, a Fund’s investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar.  These varying relationships will also affect the value of a Fund’s shares.  In addition to the information set forth below, you should read the discussion of risks set forth in the SAI.

Market Risk.  The Funds’ investments will fluctuate as the stock markets in which the Funds are invested fluctuate.  Market risk is the risk of unfavorable market-induced changes in the value of securities owned by a Fund.  Due to the volatility of equity markets, the total return of a Fund may fluctuate within a wide range, like stock prices generally, so you could lose money over short or even long periods.  The values of equity securities may decline due to factors that affect a particular industry or industries, such as labor shortages or increased supply costs.  In addition, they may decline due to general market conditions that are not specifically related to a particular company or industry (or even country), such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.

Equity Securities Risk.  Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity securities may take the form of shares of common stock of a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests. Equity securities also include, among other things, preferred stocks, convertible securities and warrants. The value of a company’s equity securities may fall as a result of factors directly relating to that company, such as decisions or actions taken by its management or employees, which could include fraud or a criminal act, or lower demand for the company’s products or services. The value of an equity security may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s equity securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, because a company’s equity securities rank junior in priority to the interests of bond holders and other creditors, a company’s equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. To the extent a Fund invests in equity-related instruments, it will also be subject to these risks.

Foreign Investment Risk.  Investing in foreign securities (i.e., those which are not primarily traded on a United States securities exchange) involves risks not typically found in investing in U.S. markets.  Similar risks may apply to securities traded on a United States securities exchange that are issued by companies with significant exposure to foreign countries.  These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities.  Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers.  The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.  Foreign brokerage commissions and other fees are also generally higher than in the United States.  There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas.  See “TAXES” below, and the SAI for further details.

Emerging Markets Risk.  The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets.  Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies.  In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of business, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries.  Political change or instability may adversely affect the economies and securities markets of such countries.  Expropriation, nationalization or other confiscation due to political change could result in a Fund’s loss of its entire investment in the country involved.  The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, widespread corruption, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds’ investments in those countries.  The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product (“GDP”) or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.  The domestic economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries.  A significant portion of many of such countries’ national GDPs are represented by one commodity, such as oil, or groups of commodities.  World fluctuations in the prices of certain commodities, such as the price of oil, may significantly affect the economy involved.  Such countries’ economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times.  Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.  In addition, investor sentiment toward companies in otherwise unrelated markets may be influenced by adverse events in other foreign markets.  Also, such local markets typically offer less regulatory protections for investors.  The custodial systems in countries with emerging markets may also not be fully developed and there may be limited regulatory oversight of certain foreign sub-custodians that hold foreign securities subject to the supervision of the Funds’ primary US-based custodian, The Bank of New York Mellon.  The Funds may be limited in their ability to recover such assets if a foreign sub-custodian becomes bankrupt or otherwise unable or unwilling to return assets of the Funds, which may expose the Funds to risk, especially in circumstances where the Funds’ primary custodian may not be contractually obligated to make the Funds whole for the particular loss.

As described above under “Investment Objectives and Policies,” the EAFE Fund, EAFE Choice Fund, International Equity Fund, International Choice Fund and Global Alpha Equity Fund may invest in issuers of emerging markets and the Emerging Markets Fund will generally invest almost exclusively in such markets.  The Emerging Markets Fund may concentrate its investments in particular regions, such as in the emerging markets of Asia, Latin America, Eastern Europe and South Africa.  Any Fund investing in emerging markets will be subject to all of the general risks described above as well as special risks (some of which are described below) that may affect the region where such Fund invests.

Asia.  The Funds are susceptible to political and economic factors affecting issuers in Pacific Basin countries.  Many of the countries of the Pacific Basin are developing both economically and politically.  Some Asian countries restrict the extent to which foreigners may invest in their securities markets.  Securities of issuers located in some Asian countries tend to have volatile prices and may offer significant potential for loss as well as gain.  Further, certain companies in Asia may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries.

Latin America.  Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries.  The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions.  There is no assurance that economic initiatives will be successful.  Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.

Eastern Europe.  Specific risks vary greatly between markets but include corporate governance, fiscal stability, banking regulations, European Union accession and continued membership, global commodity prices, political stability and market liquidity.

South Africa.  Specific risks include the transfer of assets to Black Economic Empowerment groups, tax increases, corporate governance, banking regulations, commodity prices, political changes and asset appropriation.

Middle East.  Specific risks include political uncertainty and instability, widespread unemployment and social unrest.  In addition, many economies in the Middle East are highly reliant on income from sales of oil or trade with countries involved in the sale of oil, and their economies are therefore vulnerable to changes in the market for oil and foreign currency values.

Currency and Hedging Risk.  The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies.  As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds’ portfolio securities as well as the net asset value of the Funds’ shares.  The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements.  These products include currency forward contracts and options thereon, and options and “spot” transactions directly in foreign currencies.  A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques.  The Funds’ ability to use these products may be limited by market conditions, product availability, regulatory limits and tax considerations and there can be no assurance that any of these products would succeed in reducing the risk to the Fund of exposure to local currency movements.  Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency.  New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies.  Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline.  Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise.  Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.  The Fund may invest in securities quoted or denominated in currencies in order to maintain a hedging position against one or more indexes or sectors in such indexes.

Options on Foreign Currencies.  The Funds may purchase options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter.  Purchasing an option on a foreign currency may constitute only a partial hedge, up to the amount of the premium paid, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses.  The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates, although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs.  There is no specific percentage limitation on the Funds’ investments in options on foreign currencies.

Risk Factors in Currency Forward Transactions.  The Funds’ investment in currency forward contracts involves risk.  Some of that risk may be caused by an imperfect correlation between movements in the price of the forward contract and the price of the related currency.  The risk of imperfect correlation generally tends to diminish as the maturity date of the forward contract approaches.

Also, a Fund may purchase currency forward contracts (or options on such contracts or options on currencies) to hedge against a possible price increase in a currency that denominates a potential investment in securities.  If the market for that currency declines, and the Fund does not carry out a purchase of such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward contract (or option) that is not offset by a reduction in the price of the securities purchased.

The amount of risk a Fund assumes when it purchases an option on a currency contract is the premium paid for the option plus related transaction costs.  In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying contract will not be fully reflected in the value of the option purchased.  A Fund must also place liquid assets in a segregated account in an amount at least equal to the market value of any futures contracts purchased and outstanding and the exercise price of any call options purchased and outstanding.

Management Risk.  Each Fund is subject to the risk that the Manager will apply techniques and analyses to the Funds’ investment practices that are not as successful as the techniques and analyses used by other investment advisers, and there is no guarantee that the Manager will be able to enhance the returns of the Funds or preserve the Funds’ assets.

Liquidity Risk.  The Funds are all subject to the risk that particular investments they make may be difficult to purchase or sell due to a limited market or to legal restrictions, such that a Fund may be prevented from selling particular securities at the price at which the Fund values them.  Securities of issuers in emerging markets may be particularly susceptible to this liquidity risk.

OTHER IMPORTANT INFORMATION ABOUT THE FUNDS

Location of Issuers.  A number of the Funds’ policies are determined by reference to whether an issuer is “located in” a particular country or group of countries.  In determining whether an issuer is “located in” a particular country for those purposes, the Manager will consider a number of factors, including: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s principal offices or operations are located; and (iii) the percentage of the issuer’s revenues derived from goods or services sold or manufactured in the country. The Manager may also consider other factors in making this determination.  No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country.

Depositary Receipts.  Each Fund may invest in ADRs, EDRs, GDRs and similar investments if issues of such Depositary Receipts are available that are consistent with a Fund’s investment objective.  Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution.  Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded.  Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets.  GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

Investment Companies.  Each of the Funds may invest up to 10% of its total assets through investment companies or other collective investment vehicles designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment.  As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers.  To the extent permitted by law, the Funds may invest in collective investment vehicles that are sponsored by, and advised by, the Manager or an affiliate of the Manager (an “Affiliated Vehicle”).  Any fee payable to the Manager or an affiliate thereof by any Affiliated Vehicle in respect of an investment by a Fund in such Affiliated Vehicle shall be reimbursed to the Fund by the Manager.  Therefore, a Fund will only bear that portion of Affiliated Vehicle expenses payable to persons or entities other than the Manager or its affiliates, and will not be responsible for fees collected by the Manager at both the Fund level and the Affiliated Vehicle level.

Temporary Defensive Strategies.  For temporary defensive purposes, each Fund may vary from its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant.  Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities (“U.S. Government Securities”) and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor’s Corporation (“S&P”) or Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or, if not so rated, deemed to be of equivalent quality by the Manager.  Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption “Repurchase Agreements.”   A Fund may not achieve its investment objective while it is investing defensively.

Repurchase Agreements.  As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers.  Under a repurchase agreement, a Fund acquires securities subject to the seller’s agreement to repurchase at a specified time and price.  If the seller under a repurchase agreement becomes insolvent, a Fund’s right to dispose of the securities may be restricted.  In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security.  Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

Participatory Notes. From time to time, a Fund may use participatory notes (“P-Notes”) to gain exposure to issuers in certain countries. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Generally, banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, P-Notes entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Additionally, while P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-Note will be willing to repurchase such instrument when a Fund wishes to sell it.

Illiquid Securities.  Each Fund may invest up to 15% of its assets in “illiquid securities,” that is, securities which the Fund may not readily dispose of within seven days at approximately the value used by the Fund for purposes of calculating its net asset value.  These securities may include those whose disposition is restricted by securities laws, such as Rule 144A or private placement securities.  Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

Portfolio Holdings.  A description of the Trust’s policies and procedures with respect to the disclosure of the Funds’ portfolio securities is available in the SAI.  Information regarding the Funds’ portfolio holdings as of each month’s end is made available approximately seven days after month’s end to prospective investors who are accredited investors and who request such information from the Manager.  Prospective investors may contact Baillie Gifford Overseas Limited (Attention: Nigel Cessford 011-44-131-275-2000) to request portfolio holdings information.  Once portfolio holdings information is made available to prospective investors, the information will remain available upon request to the Manager until at least the date on which the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.  Portfolio holdings information is made available to all shareholders of a Fund more frequently on the Manager’s password-protected web site.  The Manager establishes shareholder access to the web site when a shareholder makes an initial investment in a Fund.  The Trust or the Manager may suspend its disclosure of portfolio holdings to shareholders and prospective investors or modify its disclosure policy without notice.

PURCHASE OF SHARES

You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

Shares of each Fund are offered on a continuous basis, unless otherwise indicated in this Memorandum or the SAI, and purchases are permitted on any day on which the New York Stock Exchange is open for unrestricted trading.  In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 4:00 p.m. (New York time) on such day.

The minimum initial investment in each Fund must be worth at least $1 million and subsequent investments must be worth at least $100,000.  The Trust reserves the right to waive these minimums in its sole discretion, and to reject any purchase order for any reason.

Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or (iii) a combination of such securities and cash.  In all cases the Manager reserves the right to reject any particular investment.  In particular, and without limiting the generality of the foregoing, the Manager may reject an investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment are such that there would be a material discrepancy between the purchase premium and the Fund’s transaction expenses. The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the Fund’s investment policies and restrictions.  No investor owning 5% or more of a Fund’s shares may purchase additional fund shares by exchange of securities other than at the sole discretion of the Trust.

Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund’s assets as described below as of the time of the Fund’s next determination of net asset value after such acceptance, subject to any charges or expenses which may be properly incurred as a consequence of such transaction.  All dividends and subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer.  A gain or loss generally would be realized for U.S. federal income tax purposes upon the exchange by an investor that is subject to U.S. federal income taxation, depending upon the investor’s basis in the securities tendered and the extent to which the investor owns shares of the Fund following the exchange; investors who wish to purchase shares by exchanging securities should consult their tax advisors for the specific U.S. federal income tax consequences to them in light of their particular situation.  A shareholder who wishes to purchase shares by exchanging securities should obtain instructions by calling the Trust (Attention:  Nigel Cessford) at 011-44-131-275-2000 before 12:00 noon (New York time) on business days.  Please note that, because the Funds are privately offered, the Trust does not host a publicly accessible website.

The purchase price of shares of a Fund is (i) the net asset value next determined after a purchase order is received plus (ii) a purchase premium equal to a percentage of the amount invested provided, however, that the Manager will waive or reduce such premium on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the purchase.  To the extent that shares are purchased for cash at a time when other shares of the same Fund are being redeemed for cash, the Manager will treat the purchase (up to the amount being concurrently redeemed) as involving minimal brokerage and transaction costs and will charge any purchase premium only with respect to the excess, if any, of the amount of the purchase over the amount of the concurrent redemption.  The purchase premium charge on purchases in-kind will be reduced to the actual level of any market-imposed taxes or charges, but will not be increased above the applicable percentage charge in the table below.  If there is more than one purchase at the time of a concurrent redemption, each of the purchasers will share, pro rata, in the reduction in purchase premium caused by the concurrent redemption.  There is no purchase premium on purchases effected through the reinvestment of dividends.  All purchase premiums are paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund arising in connection with purchases.  Absent any waiver or reduction, the following purchase premiums are currently applicable to purchases:

Fund	Purchase Premium
(expressed as a percentage
of amount purchased)

The International Equity Fund	0.20%
The International Choice Fund	0.20%
The EAFE Fund	0.20%
The EAFE Choice Fund	0.20%
The Emerging Markets Fund	0.55%
The Global Alpha Equity Fund	0.20%
The North American Equity Fund	0.15%

These purchase premiums are subject to change upon action by the board of trustees of the Trust.  The purchase premium schedule for the Trust is based on estimates of the transaction costs that each Fund will incur upon an investment, and actual transaction costs may be higher or lower.

Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction.  After an account has been established, you may send subsequent investments at any time.

Purchases of shares in any Fund are limited to persons who are “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A.  Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate.  Purchasers must be acquiring shares for their own account and for investment purposes only.  Each Fund reserves the right to suspend or change the terms of the offering of its shares.

To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record identification information relating to persons that open a new account with a Fund.  As a result, a Fund may be required to obtain the following information for persons opening a new account:  (i) name; (ii) date of birth (for individuals); (iii) residential or business street address; (iv) social security number, taxpayer identification number, or other identifying number; (v) completed Forms W-8 or W-9.  Additional information may be required to open accounts for corporations and other entities.  After an account is opened, a Fund may restrict your ability to purchase additional shares until your identity is verified.  The Fund also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time.  The

Fund or its service providers may release confidential information about you to proper authorities if the Fund or its service providers, in their sole discretion, determine that it is in the best interests of the Fund in light of applicable laws or regulations concerning money laundering and similar activities.

MULTIPLE CLASSES

The Emerging Markets Fund has three classes of shares: Class I, Class II, and Class III shares. The North American Equity Fund has four classes of shares: Class 1, Class 2, Class 3, and Class 4.  The EAFE Fund, the EAFE Choice Fund, the International Equity Fund, the International Choice Fund, and the Global Alpha Fund have five classes of shares: Class 1, Class 2, Class 3, Class 4, and Class 5.

Shareholder Service Fees

The principal economic difference among the various classes of shares of each Fund is the level of Shareholder Service Fee which the classes bear for client and shareholder service, reporting and other support.  The existence of multiple classes reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account.  Thus, the Shareholder Service Fee is lower for classes where eligibility criteria require greater total assets under the Manager’s management. The Shareholder Service Fee reflects various costs incurred by the Manager, including shareholder reporting, shareholder servicing meetings, ad-hoc servicing requirements, shareholder access to investment managers and ancillary costs.  The amount and complexity of these services (and costs) will vary between shareholders.  Also note that some of these costs are variable (increasing as the amount of assets increases) but some are fixed.  As a result, the Shareholder Service Fee declines, in basis points terms, as the amount of assets increases but, in general, rises, in dollar terms, as the amount of assets increases.

The Funds’ classes will pay the following Shareholder Service Fees, expressed as an annual percentage of the average daily net assets attributable to that class of shares:

Fund	CLASS 1	CLASS 2	CLASS 3	CLASS 4	CLASS 5
The International Equity Fund	0.45%	0.27%	0.20%	0.17%	0.12%
The International Choice Fund	0.45%	0.27%	0.20%	0.17%	0.12%
The EAFE Fund	0.45%	0.27%	0.20%	0.17%	0.12%
The EAFE Choice Fund	0.45%	0.27%	0.20%	0.17%	0.12%
The Global Alpha Equity Fund	0.45%	0.27%	0.20%	0.17%	0.12%

	CLASS 1	CLASS 2	CLASS 3	CLASS 4
The North American Equity Fund	0.45%	0.27%	0.20%	0.17%

	CLASS I	CLASS II	CLASS III
The Emerging Markets Fund	0.30%	0.25%	0.10%

The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act with respect to the Funds’ multiple classes of shares (the “12b-1 Plan”).  No payments under the 12b-1 Plan have been authorized by the board of trustees as of the date of this Memorandum, and no fees are currently payable under the 12b-1 Plan.  The Shareholder Service Fees collected by the Manager (as described above) are paid by the Funds other than pursuant to the 12b-1 Plan.  If the board of trustees authorizes payments under the 12b-1 Plan in the future for any class of shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the board of trustees and after this Memorandum has been updated to reflect such additional fees.

Eligibility for Classes

With certain exceptions described below, eligibility for a class of shares depends on a shareholder’s “Total Investment” with the Manager.

A Fund shareholder’s Total Investment will be determined by the Manager as of March 31 of each year and, for purposes of exchanging into less expensive classes because of additional investments, at the end of each calendar quarter (each a “Determination Date”).  As provided below, a shareholder’s Total Investment as of any Determination Date will equal the market value of assets managed by the Manager and its affiliates for the shareholder (whether in the Funds, another pooled vehicle or otherwise) as of such Determination Date.

The minimum Total Investment for a new shareholder to be eligible for a class of shares of each Fund are set forth in the following tables:

International Equity Fund, International Choice Fund, EAFE Fund, EAFE Choice Fund, and Global Alpha Equity Fund

Class of Shares	Minimum Total Investment
Class 1	$ 1 Million
Class 2	$25 Million
Class 3	$100 Million
Class 4	$200 Million
Class 5	$500 Million

North American Equity Fund

Class of Shares	Minimum Total Investment
Class 1	$ 1 Million
Class 2	$25 Million
Class 3	$100 Million
Class 4	$200 Million

Emerging Markets Fund

Class of Shares	Minimum Total Investment
Class I	$ 1 Million
Class II	$15 Million
Class III	$50 Million

Investments by defined contribution pension plans that are participant directed plans (such as 401(k) plans) will be accepted only in the class of shares with the highest Shareholder Service Fee then available, regardless of the size of the investment, and will not be eligible to convert to other classes with lower Shareholder Service Fees.

The minimum for subsequent investments into any class of shares of the Funds is $100,000.

The Manager will make all determinations as to aggregation of shareholder accounts for purposes of determining eligibility.

Conversions Between Classes

On each Determination Date, the value of each shareholder’s Total Investment with the Manager, as defined above, will be determined.  Based on that determination, each shareholder’s shares of each Fund will be automatically converted to the class of shares of such Fund which is then being offered with the lowest Shareholder Service Fee for which the shareholder is eligible based on the amount of its Total Investment on the Determination Date.  The conversion will occur within 15 business days following the Determination Date.  Also, if a shareholder makes an investment in a Fund or puts additional assets under the Manager’s management so as to cause the shareholder to be eligible for a new class of shares, such determination will be made as of the close of business on the last day of the calendar quarter in which the investment was made, and the conversion will be effected within 15 business days of that quarter.

The conversion of a shareholder’s investment from one class of shares to another class of shares in the same Fund generally should not result in the recognition of gain or loss in the converted Fund’s shares.  In addition, the shareholder’s tax basis in the new class of shares immediately after the conversion generally should equal the shareholder’s basis in the converted shares immediately before conversion, and the holding period of the new class of shares should generally include the holding period of the converted shares.  Investors should be aware that all the classes of the Funds may not be available in all jurisdictions.

REDEMPTION OF SHARES

The securities offered hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom.  However, the securities are redeemable.

You can redeem your shares by sending a written request by mail or by fascimile to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Attention:  Nigel Cessford; Fax # 011-44-131-275-3972) and to the Transfer Agent (Huntington Asset Services Inc., 2960 North Meridian Street, Suite 300, Indianapolis, Indiana, 46208; Attention:  BG Funds; Fax # 1-317-937-3014).  The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed.  All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

Shares of a Fund may be redeemed on any day on which the New York Stock Exchange is open for unrestricted trading.

The redemption price is (i) the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form, less (ii), in the case of cash redemptions, a redemption fee equal to the percentage of the amount redeemed indicated below; provided, however, that in some exceptional circumstances the Manager may exercise its discretion to waive or reduce such fee on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the redemption.  To the extent that shares are redeemed for cash at a time when other shares of the same Fund are being purchased for cash, the Manager will treat the redemption (up to the amount being concurrently purchased) as involving minimal brokerage and transaction costs and will charge a redemption fee only with respect to the excess, if any, of the amount of the redemption over the amount of the concurrent purchase.  If there is more than one redemption at the time of a concurrent purchase, each of the redeeming shareholders will share, pro rata, in the reduction in redemption fee caused by the concurrent purchase.  Redemption fees will be paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund in connection with cash redemptions, however, these redemption fees are not intended, nor can they assure, to offset diseconomies of scale that would result from the redemption of shares by a significant number of shareholders or by one or more large shareholders. In the absence of any waiver or reduction, the following redemption fees currently apply to cash redemptions:

Fund	Redemption Fee
(expressed as a percentage of amount redeemed)
The International Equity Fund	0.15%
The International Choice Fund	0.15%
The EAFE Fund	0.15%
The EAFE Choice Fund	0.15%
The Emerging Markets Fund	0.25%
The Global Alpha Equity Fund	0.15%
The North American Equity Fund	0.15%

These redemption fees are subject to change upon action by the Board of trustees of the Trust.  Shareholders will receive notice of any Board action to change the redemption fees imposed by the Funds.  The redemption fee schedule for the Trust is based on estimates of the transaction costs that each Fund will incur upon redemption, and actual transaction costs may be higher or lower.

Shares of any Class of any Fund may be redeemed by the payment of the redemption price in whole or in part by an in kind distribution of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash.  A Class III, Class 4 or Class 5 shareholder may request an in-kind redemption, and such request shall be granted by the Fund to the extent permitted by applicable law.  The in-kind redemption shall be effected in accordance with the Fund’s in-kind redemption procedures.  Portfolio securities distributed in connection with the in-kind redemption request will be valued in accordance with the Funds’ procedures for valuation described under “Determination of Net Asset Value.”  Securities and other assets distributed in kind by a Fund will be selected by the Manager in light of the Fund’s investment objective and generally will not represent a pro-rata distribution of each holding in the Fund’s portfolio.  Investors may incur market-imposed taxes or charges in connection with assuming title to such securities from the Funds, and may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order.  If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared.  A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration.  Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting.  Cash payments will be made by transfer of Federal funds for payment into the investor’s account.

When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption.  Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities:  U.S. banks, foreign banks having a U.S.

correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

Short-term trading by a Fund shareholder may present risks to other shareholders of the Fund, including increased transaction costs, interference with the efficient management of the Fund and dilution of investment returns.  The Trust discourages short-term trading in Fund shares and has adopted policies and procedures to deter such trading.  These policies include the following:

•                  Authority to Refuse Transactions.  Each Fund reserves the right to reject any purchase order for any reason.

•                  Purchase and Redemption Requests.  Redemption requests must be made by written request by mail or telecopy to the Manager and the Fund’s transfer agent.  (Any exceptions to this written redemption request requirement may be made by the Manager.  The Manager expects that exceptions will be rare and only for extraordinary circumstances.)

•                  Review of Shareholder Activity.  The Manager reports to the board of trustees at each regularly scheduled meeting on all purchases and redemptions of Fund shares.

In addition, as described above in this section and under “Purchase of Shares,” the Funds may impose a purchase premium on investments and a redemption fee on cash redemptions.

DETERMINATION OF NET ASSET VALUE

The net asset value of a share of each Fund will be determined as of 4:00 p.m. New York time on any day on which the New York Stock Exchange is open for unrestricted trading.  The net asset value per share of a Fund is determined by dividing the total market value of the Fund’s portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund.

Portfolio securities listed on a securities exchange for which market quotations are readily available are valued at the last quoted sale price or the closing price on each business day, or, if there is no such price, at the mean of the most recent quoted bid and asked prices, unless the Manager, acting pursuant to procedures approved by the board of trustees of the Trust, determines that such value is not the fair value of such a security.  Unlisted securities for which market quotations or quotations from independent third party sources are readily available are valued at the mean of the most recent quoted bid and asked prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost.  Other assets and securities for which current market quotations are not readily available (or for which quotations are not believed to be reliable due to market changes that occur after the most recent available quotations are obtained or any other reason) are valued at fair value as determined in good faith by the Manager, pursuant to procedures approved by the board of trustees of the Trust.  Fair value pricing involves subjective judgments, and the fair value determined for a security may be materially different than the value that could be realized upon the sale of that security.  The Manager may make use of independent pricing services in making fair value determinations.

The Funds invest in securities that are primarily traded on foreign exchanges that may trade at times or on days when the Fund does not price its shares.  Therefore, the net asset value of a Fund’s shares may change on days when shareholders will not be able to purchase or redeem the Fund’s shares.

DISTRIBUTIONS

It is generally the policy of each Fund to pay out at least annually as dividends to its shareholders substantially all of (1) its investment company taxable income (which includes dividends and any interest it receives from investments and the excess of net short-term capital gains over net long-term capital losses), if any, and (2) its net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses), if any.  Notwithstanding the foregoing, each of the Funds may retain investment company taxable income or net capital gain and pay a Fund-level tax on any such retained amounts, subject to the distribution requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”).  For more details on the distribution policies of the Funds, prospective shareholders should consult the SAI. Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution.  Shareholders, however, may elect to receive their distributions in cash.  Shareholders may make this election by marking the appropriate box on the subscription agreement or by writing to the Custodian.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

TAXES

The following discussion addresses certain U.S. federal income tax considerations which may be relevant to investors that (i) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or estates or trusts that are subject to United States federal income taxation regardless of the source of their income and (ii) hold, directly or indirectly, shares of a Fund as a capital asset (each such investor a “U.S. shareholder”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in a Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisers with respect to the U.S. tax treatment of an investment in shares of a Fund.

The Funds have not sought an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only.  Prospective shareholders should consult their own tax advisers with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.  Additionally, prospective shareholders should consult the SAI which contains a more detailed discussion of the potential U.S. federal income tax implications of an investment in a Fund.

Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes, has elected to be treated as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Code and intends to qualify each year as such.  For a discussion of the requirements to qualify as a regulated investment company under Subchapter M, prospective shareholders should consult the SAI.  So long as a Fund qualifies for treatment as a regulated investment company, the Fund itself generally will not be subject to U.S. federal income tax to the extent that its dividend, interest and certain other income, its net realized short-term capital gains and its net realized long-term capital gains are timely distributed to its shareholders.  The remainder of this discussion assumes that each Fund will qualify as a regulated investment company.

If a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one year period ending October 31 (or for the one-year period ending December 31 if the Fund so elects), plus any retained amount from the prior year, such Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  A dividend paid to shareholders by a Fund in January of a year is generally deemed to have been paid by such Fund on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax although there can be no assurance it will do so.  In addition, if a Fund were to qualify as a “personal holding company,” it may have to comply with additional requirements with respect to its distributions to shareholders in order to avoid a Fund-level tax under the personal holding company rules, as further described in the SAI.

For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders subject to tax as ordinary income.  Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long the shareholder has owned its shares.  Distributions of net capital gains from the sale of investments that a Fund owned for more than one year and that are properly reported by a Fund as capital gain dividends will be taxable as long-term capital gains and taxed to individuals at reduced rates.  Distributions of gains from the sale of investments that a Fund owned for one year or less will be taxable as ordinary income.  Distributions of investment income reported by a Fund as derived from “qualified dividend income” — as further defined in the SAI — will be taxed in the hands of individuals at the rates applicable to long-term capital gain provided that holding period and other requirements are met at both the shareholder and Fund level.

Distributions are taxable to a shareholder (other than a tax-exempt shareholder) even if they are paid from income or gains earned by a Fund before the shareholder’s investment (and thus were included in the price paid by the shareholder for Fund shares).  Distributions from the Fund will be taxed as described above whether received in cash or in additional Fund shares.

Effective for taxable years beginning on or after January 1, 2013, a new 3.8% Medicare contribution tax is imposed on the “net investment income” of certain individuals whose income exceeds certain threshold amounts, and of certain estates and trusts under similar rules.  Net investment income generally includes for this purpose dividends, including any capital gain dividends paid by a Fund, and net capital gains recognized on the sale, redemption or exchange of shares of a Fund.

A sale, exchange, or redemption of shares of a Fund, including a redemption in-kind, is a taxable event to the selling, exchanging, or redeeming shareholder.  Any gain resulting from a sale, exchange (including an exchange for shares of another Fund), or redemption of shares in a Fund will generally (except in the case of a tax-exempt shareholder) be subject to federal income tax at either short-term or long-term capital gain rates depending on how long the shareholder has owned the shares, except that in certain circumstances it is possible that the proceeds of a redemption of Fund shares may be taxable as dividend income or a return of capital.

Because shares of each Fund are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, certain shareholders will be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Generally, expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s organization as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceeds 2% of their respective adjusted gross incomes from all sources.  The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, lowering the Fund’s effective yield with respect to such a shareholder.

A Fund’s transactions in foreign currencies, options, futures contracts, hedging transactions, forward contracts, and straddles will be subject to special tax rules and may produce a difference between the Fund’s book income and taxable income.  The special tax rules to which such transactions are subject may accelerate income or defer losses of the Fund, or otherwise affect the amount, timing or character of distributions to shareholders.  A difference between a Fund’s book and taxable income may cause a portion of the Fund’s income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company.

A Fund’s investments in certain debt obligations may cause that Fund to recognize taxable income in excess of the cash generated by such obligations.  As a result, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

Each Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments.  Such taxes would reduce the yield on that Fund’s investments.  However, as described immediately below, shareholders may be entitled to claim a credit or deduction with respect to their share of foreign taxes incurred by the Fund.

Each Fund may, if eligible, elect to permit shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax returns for their pro-rata portions of foreign income taxes paid by the Fund.  In such case, income of a Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders.  The amount of foreign income taxes paid by a Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction in respect of those taxes.  Shareholders that are not subject to U.S. federal income tax, and those who invest in a Fund through tax-advantaged accounts (including those who invest through tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.  Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).  Prospective investors should also consult the discussion in the SAI regarding investment by the Fund in securities of certain foreign corporations.

The Trust will provide shareholders with federal tax information annually, including information about dividends and distributions paid during the preceding year.

Shareholders may be required to file an information return with the Internal Revenue Service (“IRS”) if they, for example, recognize certain levels of losses with respect to shares in a Fund ($2 million or more for an individual shareholder or $10 million or more for a corporate shareholder), or are deemed to have participated in a confidential transaction involving shares in a Fund.

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of a Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, to the Treasury Department on Treasury Department Form TD F 90-22.1, Report of Foreign Bank and Financial Accounts (FBAR).  Shareholders are urged to consult a tax advisor regarding the applicability to them of this reporting requirement.

The Fund generally is required to apply backup withholding and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding.  Please see the SAI for additional information about backup withholding.

Fund shareholders who are not U.S. citizens or that are foreign corporations may receive substantially different tax treatment of distributions by the Funds.  See the SAI for more details.

Prospective shareholders should consult their own tax advisors about the U.S. federal income tax consequences of an investment in a Fund in light of their particular tax situation.  Prospective shareholders also should consult their own tax advisors about consequences under foreign, state, local or other applicable laws.

MANAGEMENT OF THE TRUST

Each Fund is advised and managed by Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland (the “Manager”).  The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, ERISA Group Trusts and other private accounts.  The Manager is a wholly owned subsidiary of Baillie Gifford & Co., which is controlled by its full-time working partners.  The Manager, Baillie Gifford &

Co. and their affiliates are referred to as “Baillie Gifford.”  The Manager was organized in 1983, and had approximate assets under management of $87.3 billion as of March 31, 2013.

Investment decisions made by the Manager for the Funds are made by teams organized for that purpose.

The portfolio construction groups that select the securities for the International Equity Fund and the EAFE Fund consist of different personnel from the portfolio construction groups of the International Choice Fund and EAFE Choice Fund, respectively.  Although there may be some overlap between the holdings of the International Equity Fund and the International Choice Fund, as well as between the holdings of the EAFE Fund and the EAFE Choice Fund, the Manager anticipates that the differences in the portfolio management teams will generally result in different securities being held by the Funds.

International Equity Fund.   The Fund is managed by a portfolio construction group consisting of a range of experienced investment managers.

The members of the portfolio construction group are:

Jonathan Bates, Investment Manager. Mr. Bates graduated BA in Modern History in 1990 and in 1994 earned a DPhil, both from Oxford University. He joined Baillie Gifford in 1993 and is an Investment Manager in our North American Equities Investment Team. Mr. Bates became a Partner in 2005 and became a member of the ACWI ex US Alpha Portfolio Construction Group in 2010.

Angus Franklin, Investment Manager. Mr. Franklin graduated MA in Economics and Social History from St. Andrews University. He qualified as a Chartered Accountant in 1992 and joined Baillie Gifford in 1994. After working in the UK, Emerging Markets and European Equities Investment Teams, he now works full time conducting research for ACWI ex US Alpha Portfolios with specific responsibility for European stocks. Mr. Franklin has been a member of the ACWI ex US Alpha Portfolio Construction Group since its inception in 2006.  He became a Partner in 2012.

Elaine Morrison, Investment Manager. Mrs. Morrison graduated MA in Economics and Accountancy from Dundee University in 1989. She joined Baillie Gifford in 1989 and became a Partner in 1999. She spent time in the European and UK Equities Investment Teams and became Head of the Developed Asia Equities Investment Team in November 2007. Mrs. Morrison has been a member of the ACWI ex US Alpha Portfolio Construction Group since 2007.

Gerald Smith, Investment Manager.  Mr. Smith graduated MA in Philosophy from St. Andrews University (including University of California, Berkeley in 1982/83) and B.Phil in Philosophy from Brasenose College, Oxford in 1986. He joined Baillie Gifford in 1987 and became a Partner in 1998. Mr. Smith was head of the Emerging Markets Equity Team until the end of 2008, at which time he moved to the head of the Global Opportunities Team. Mr. Smith is a member of the Investment Advisory Group.

Andrew Strathdee, Investment Manager. Mr. Strathdee graduated BA in Natural Sciences from Cambridge in 1991 and earned a PhD in Biological Sciences from Birmingham University in 1994. He joined Baillie Gifford in 1995 and after working in the Developed Asia and European Equities Investment Teams, he is now an Investment Manager in the UK Equities

Investment Team. Mr. Strathdee has been a member of the ACWI ex US Alpha Portfolio Construction Group since 2007.

International Choice Fund.  The Fund is managed by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio.

The members of the portfolio construction group are:

Gerard Callahan, Investment Manager. Mr. Callahan graduated BA in Politics, Philosophy and Economics from Oxford University in 1991. He joined Baillie Gifford in the same year and became a Partner in 2000. Mr. Callahan became Head of our UK Equity Team in 2007. He has been a member of the International Focus Portfolio Construction Group since 2007 and Chairman since 2010.

Iain Campbell, Investment Manager. Mr. Campbell graduated BA in Modern History from Oxford University in 2000. He worked for Goldman Sachs and travelled in Asia, before joining Baillie Gifford in 2004. Mr. Campbell is an Investment Manager in the Developed Asian Equity Team and has been a member of the International Focus Portfolio Construction Group since 2010.

Joe Faraday, Investment Manager. Mr Faraday, who is a CFA charterholder, graduated MEng in Chemical Engineering in 2002 from Cambridge University. He joined Baillie Gifford in September 2002 and is an Investment Manager in the Emerging Markets Investment Team and has been a member of the International Focus Portfolio Construction Group since 2007.

Paul Faulkner, Investment Manager. Mr. Faulkner graduated BSc in Geology from Edinburgh University, an MSc in Petroleum Geo-science from Imperial College, and a PhD in Geology/Geophysics from Cambridge University. Mr. Faulkner, who is a CFA charterholder, joined Baillie Gifford in 2000 and is an Investment Manager in the European Equity Team. Mr. Faulkner has been a member of the International Focus Portfolio Construction Group since 2008.

EAFE Fund.  The Fund is managed by a portfolio construction group consisting of a range of experienced investment managers.

The members of the portfolio construction group are:

James Anderson, Investment Manager.  Mr. Anderson graduated BA in Modern History from Oxford University and after postgraduate study in Italy and Canada, he earned an MA in International Affairs in 1982. He joined Baillie Gifford in 1983 becoming a Partner in 1987.  Mr. Anderson headed our European Equity Team until July 2003 when he became Head of our Long Term Global Growth Team. He is a member of the Investment Advisory Group. Mr. Anderson intends to take a sabbatical from his day-to-day investment activities with the Manager, including his role as Lead Investment Manager of the Fund, for six months effective July 1, 2013.

Lawrence Burns, Investment Manager. Mr. Burns graduated BA in Geography in 2009. He joined Baillie Gifford in the same year and has spent time working in both the Emerging Markets and UK Equity departments. Mr. Burns became a member of the Portfolio Construction Group in 2012 and works full time conducting research for EAFE Alpha portfolios.

Tom Coutts, Investment Manager. Mr. Coutts graduated BA in Modern Languages from Oxford University in 1994. He joined Baillie Gifford in 1999 and became Head of the European Equities Investment Team in May 2011. Mr. Coutts previously spent a number of years in our UK Equities Investment Team. He became a member of the EAFE Alpha Portfolio Construction Group in March 2008.

Tom Record, Investment Manager. Mr. Record graduated MSc of Natural Sciences and MA, both in Biochemistry from Pembroke College, Cambridge in 2002. He joined Baillie Gifford in the same year and has worked predominantly as an investment manager in the Emerging Markets Equities Investment Team. Mr. Record became a member of the Portfolio Construction Group in 2006 and works full time conducting research for EAFE Alpha portfolios. He received his CFA charter in 2005.

Kavé Sigaroudinia, Investment Manager. Mr. Sigaroudinia graduated MA in Economics from Edinburgh University in 1998. He joined Baillie Gifford in 1999 and since then has worked as an investment manager in the European and UK Mid and Small Cap Equity Investment Teams. Mr. Sigaroudinia became a member of the Portfolio Construction Group in 2005 and works full time conducting research for EAFE Alpha portfolios. Mr. Sigaroudinia became a Partner in 2012.

Nick Thomas, Investment Manager. Mr. Thomas graduated BA in Classics from Cambridge University in 1998. He joined Baillie Gifford in the same year and worked as an investment manager in our Developed Asia Equities Investment Team. Since 2009, he has also been responsible for servicing clients in North America. Mr. Thomas received his CFA charter in 2003 and became a member of the Portfolio Construction Group in 2004. He became a Partner in 2010.

Sarah Whitley, Investment Manager. Mrs. Whitley graduated BA in Experimental Psychology from Oxford University in 1980. She joined Baillie Gifford in the same year and became a Partner in 1986. She joined the Japanese Equities Investment Team in 1982 and in 2001 became Head of this team. She has been a member of the EAFE Alpha Portfolio Construction Group since its inception in 2003.

EAFE Choice Fund.  The Fund is managed by a portfolio construction group that includes a number of investment managers from regional teams who participate in the investment decision-making process across the portfolio.

The members of the portfolio construction group are:

Gerard Callahan, Investment Manager. Mr. Callahan graduated BA in Politics, Philosophy and Economics from Oxford University in 1991. He joined Baillie Gifford in the same year and became a Partner in 2000. Mr. Callahan became Head of our UK Equity Team in 2007. He has been a member of the International Focus Portfolio Construction Group since 2007 and Chairman since 2010.

Paul Faulkner, Investment Manager, European Equities.  Mr. Faulkner graduated BSc in Geology from Edinburgh University, an MSc in Petroleum Geo-science from Imperial College, and a PhD in Geology/Geophysics from Cambridge University. Mr. Faulkner, who is a CFA charterholder, joined Baillie Gifford in 2000 and is an Investment Manager in the European

Equity Team. Mr. Faulkner has been a member of the International Focus Portfolio Construction Group since 2008.

Iain Campbell, Investment Manager, Developed Asia Investments. Mr. Campbell graduated BA in Modern History from Oxford University in 2000. He worked for Goldman Sachs and travelled in Asia, before joining Baillie Gifford in 2004. Mr. Campbell is an Investment Manager in the Developed Asian Equity Team and has been a member of International Focus Portfolio Construction Group since 2010.

Joe Faraday, Investment Manager. Mr Faraday, who is a CFA charterholder, graduated MEng in Chemical Engineering in 2002 from Cambridge University. He joined Baillie Gifford in September 2002 and is an Investment Manager in the Emerging Markets Investment Team and has been a member of the International Focus Portfolio Construction Group since 2007.

Emerging Markets Fund.  The lead member of the management team for the Emerging Markets Fund is Richard Sneller. Mr. Sneller graduated BSc (Econ) in Statistics from London School of Economics in 1993 and an MSc in Investment Analysis in 1994 from Stirling University. He joined Baillie Gifford in 1994 and became a Partner in 2004.  With the exception of a year researching UK Smaller Companies, Mr. Sneller has spent his career at Baillie Gifford covering the Emerging Markets and is Head of our Emerging Markets Equity Team.  Mr. Sneller is also a member of the Investment Advisory Group.

Other members of the Fund’s management team include:

William Sutcliffe, Investment Manager. Mr. Sutcliffe graduated MA in History from the University of Glasgow in 1996. He joined Baillie Gifford in 1999 and worked as an Investment Analyst in the UK and North American Equities Investment Teams before joining the Emerging Markets Equities Investment Team in 2001, where he is an Investment Manager. Mr. Sutcliffe became a Partner in 2010.

Mike Gush, Investment Manager. Mr. Gush graduated MEng from Durham University in 2003. He joined Baillie Gifford in the same year and worked in the UK and Japanese Equities Investment Teams before moving to the Emerging Markets Equities Investment Team in 2005, where he is an Investment Manager.

Andrew Stobart, Investment Manager. Mr. Stobart graduated BA in Economics from Cambridge University in 1987. After three years working in investment banking in London, he joined Baillie Gifford in 1991. Having worked in the Japanese, North American and UK Equity Teams, Andrew is now an Investment Manager in the Emerging Markets Equity Team.

Joe Faraday, Investment Manager.  Mr. Faraday graduated MEng in Chemical Engineering from Cambridge University in 2002, following an engineering scholarship with the Smallpiece Trust in his gap year. He also earned an MBA from Edinburgh University in 2009. Mr. Faraday joined Baillie Gifford’s graduate scheme in September 2002 and has worked in our European, North American and Developed Asian Equity Teams. He is now an Investment Manager in the Emerging Markets Equity Team. Mr. Faraday is a CFA charter holder.

Global Alpha Equity Fund.  The Fund is managed by a range of experienced investment managers.

Members of the Fund’s management team include:

Charles Plowden, Investment Manager.  Mr. Plowden graduated BA in Modern History from Oxford University in 1983 and joined Baillie Gifford in the same year. He has gained investment experience in the North American, UK (where he was ultimately head of the department), Emerging Markets and European Equity Teams. Since 2006, Mr. Plowden has been one of the firm’s two joint senior partners and Chief of Investment Staff.

Malcolm MacColl, Investment Manager. Mr. MacColl graduated MA in Economics and History in 1998 and MLitt in Economics, Politics and Management in 1999, both from the University of St Andrews. He joined Baillie Gifford in 1999 and spent his graduate rotation in the UK Small Cap Equities Investment Team before joining the North American Equities Investment Team. Malcolm managed the North American portion of wider Global portfolios while in the North American team. He has been a Global Alpha Investment Manager since the product’s inception in 2005 and this is now his sole portfolio responsibility. Mr. MacColl became a Partner in 2011. He is a member of the CFA Society of the UK.

Spencer Adair, Investment Manager. Mr. Adair graduated BSc in Medicine from the University of St Andrews in 1997, followed by two years of clinical training in Edinburgh. He joined Baillie Gifford in 2000 and after working in the Fixed Income, Japanese, European and UK Equities Investment Teams, Mr. Adair is now an Investment Manager in the Global Alpha Investment Team. Mr. Adair managed the High Yield Fund in his role as a Fixed Income Investment Manager and the European portion of wider Global portfolios while in the European Equities Investment Team. He has been involved in the Global Alpha portfolio since inception (May 2005) and has focused exclusively on this responsibility since early 2007. Spencer is a CFA charter holder.

North American Equity Fund.  The lead member of the management team for the North American Equity Fund is Mick Brewis, who is primarily responsible for the management of the Fund’s portfolio.  Mr. Brewis graduated BA in Economics from Cambridge University in 1985, and joined Baillie Gifford in the same year. He became a Partner in 1993 and is Head of the North American Equity Team.

The SAI provides information about the investment managers’ compensation, other accounts managed by the investment managers and the investment managers’ ownership of Fund shares.

Under each Investment Advisory Agreement with the Trust on behalf of each Fund, the Manager selects and reviews each Fund’s investments and provides executive and other personnel for the management of the Trust.  Pursuant to the Trust’s Agreement and Declaration of Trust, the board of trustees supervises the affairs of the Trust as conducted by the Manager.  In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name “Baillie Gifford” with respect to any Fund may be withdrawn.

Under the Investment Advisory Agreement, each Fund pays the Manager a quarterly management fee, in arrears, at the following annual rate of the respective Fund’s average net assets:

Fund	Management Fee

The International Equity Fund	0.25%
The International Choice Fund	0.25%
The EAFE Fund	0.25%
The EAFE Choice Fund	0.25%
The Emerging Markets Fund	0.50%
The Global Alpha Equity Fund	0.30%
The North American Equity Fund	0.25%

For the most recent fiscal year, aggregate management fees paid by the International Equity Fund, the International Choice Fund, the EAFE Fund, the EAFE Choice Fund, the Emerging Markets Fund, and the Global Alpha Equity Fund were 0.28%, 0.25%, 0.25%, 0.25%, 0.50%, and 0.30%, respectively, of each Fund’s average net asset value.  Effective July 1, 2012, the management fee for the International Equity Fund was contractually reduced from 0.30% to 0.25% of the Fund’s average net assets.  As the North American Equity Fund has not commenced operations as of the date of this Private Placement Memorandum, it did not pay management fees during the most recently completed fiscal year.

Upon termination of an Investment Advisory Agreement at other than quarter end, the management fee for the partial quarter shall be determined by reference to the termination date and shall be prorated accordingly.

A discussion regarding the basis of the board of trustees’ approval of the renewal of the Investment Advisory Agreements for the International Equity Fund, the EAFE Fund, the EAFE Choice Fund, the Emerging Markets Fund, the Global Alpha Equity Fund, and the North American Equity Fund is available in the most recent semi-annual report to shareholders of the Fund.  A discussion regarding the basis for the board of trustees’ approval of the Investment Advisory Agreement for the International Choice Fund is available in the annual report to shareholders of the Fund for the period ending December 31, 2012.

The organizational expenses of the Funds, as well as all other expenses incurred in the operation of the Funds, are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, auditing and legal expenses.

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust is a diversified open-end series investment company organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) dated August 17, 2001, as amended from time to time.

The Declaration of Trust permits the board of trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into seven series (or “Funds”).  The Declaration of Trust also permits the board of trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or “classes”) of shares with such dividend preferences and other rights as the trustees may designate.  Each series is divided into three or more classes, and each share of a series represents an equal proportionate interest in that series with each other share, subject to the different preferences of each class of that series. The board of trustees may also, without shareholder approval, establish one or more additional separate Funds for investments in the Trust or merge two or more existing Funds.

Shareholders are entitled to dividends as declared by the Board, and, in liquidation of the relevant Fund’s portfolio, are entitled to receive the net assets of the portfolio.  Shareholders are entitled to vote at any meetings of shareholders.  The Trust does not generally hold annual meetings of shareholders and will do so only when required by law.  Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement.  In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the trustees then in office have been elected by shareholders of the Fund.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust.  The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

Shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust.  However, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT

The Bank of New York Mellon, One Wall Street, New York, New York 10286 serves as the Trust’s fund accounting administrator and custodian.

Huntington Asset Services, Inc., 2960 North Meridian Street, Suite 300, Indianapolis, Indiana 46208 serves as the Trust’s transfer and dividend paying agent.

UNDERWRITERS

The Trust is currently self-distributed, and has no principal underwriter.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BBD, LLP (“BBD”), 1835 Market Street, 26th Floor, Philadelphia, PA 19103 serves as independent registered public accounting firm to the Trust.  BBD conducts an annual audit of the financial statements of each operational Fund and provides other audit-related and tax services.

LEGAL COUNSEL

Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA  02199, is the Trust’s legal counsel.

SHAREHOLDER INQUIRIES

Shareholders may direct inquiries to the Trust c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention:  Nigel Cessford, 011-44-131-275-2000).

BAILLIE GIFFORD FUNDS

Statement of Additional Information

April 30, 2013

The International Equity Fund

The International Choice Fund

The EAFE Fund

The EAFE Choice Fund

The Global Alpha Equity Fund

Classes 1, 2, 3, 4, and 5

The North American Equity Fund

Classes 1, 2, 3, and 4

The Emerging Markets Fund

Classes I, II, and III

This Statement of Additional Information (“SAI”) is not a prospectus.  This SAI relates to the Baillie Gifford Funds Private Placement Memorandum dated April 30, 2013 (the “PPM”), and should be read in conjunction therewith.  A copy of the PPM and the funds’ annual and semiannual reports may be obtained without charge by writing or telephoning Baillie Gifford Funds, c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention:  Nigel Cessford +44-131-275-2000).  Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls.

The most recent annual reports of the EAFE Fund, the EAFE Choice Fund, the International Equity Fund, the International Choice Fund, the Emerging Markets Fund and the Global Alpha Equity Fund, which include audited financial statements dated December 31, 2012 for these Funds, are incorporated by reference into this SAI.

TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS	1

MANAGEMENT OF THE TRUST	6

INVESTMENT ADVISORY AND OTHER SERVICES	19

DISTRIBUTION AND SERVICING PLANS	33

PORTFOLIO TRANSACTIONS AND BROKERAGE	34

DESCRIPTION OF THE TRUST	35

HOW TO BUY SHARES	38

NET ASSET VALUE AND OFFERING PRICE	38

REDEMPTIONS	39

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS	39

FINANCIAL STATEMENTS	51

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The investment objective and policies of the International Equity Fund, the International Choice Fund, the EAFE Fund, the EAFE Choice Fund, the Emerging Markets Fund, the Global Alpha Equity Fund and the North American Equity Fund (each a “Fund”, together the “Funds”), each a series of Baillie Gifford Funds (the “Trust”), are summarized in the PPM under “Investment Objectives and Policies” and “Other Important Information About the Funds.”  The investment policies of each Fund set forth in the PPM and in this SAI may be changed by the Trust’s trustees without shareholder approval except that any policy explicitly identified as “fundamental” may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

The following non-fundamental policies set forth in the PPM are subject to change only upon sixty days’ prior notice to shareholders:

(1)          The International Equity Fund.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.

(2)          The EAFE Fund.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies that are included in the MSCI EAFE Index or whose principal activities are in Europe, Australasia, and/or the Far East.

(3)          The EAFE Choice Fund.  Under normal circumstances, the Fund will invest at least 85% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in Europe, Australasia, and/or the Far East.

(4)          The Emerging Markets Fund.  Under normal circumstances, the Fund will invest at least 80% of its total assets in securities of companies located in countries contained in the MSCI EM Index.

(5)          The Global Alpha Equity Fund.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities.

(6)          The North American Equity Fund.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities of companies whose principal activities are in the USA and Canada.

In addition to its investment objective and policies set forth in the PPM, the following are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

Each Fund will not:

1

*(1)   Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

*(2)   Borrow money, except to the extent permitted by applicable law, regulation or order.

*(3)         Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

*(4)   Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

*(5)   Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund’s investment objectives and policies.  For purposes of this policy, the short term deposit of cash or other liquid assets of the Fund in one or more interest-bearing accounts shall not be deemed to be a loan to others.

*(6)         Purchase any securities which would cause more than 25% of the value of the Fund’s total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements.  The Securities and Exchange Commission (“SEC”) takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

*(7)         Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

(8) Invest more than 15% of the value of net assets of the Fund in illiquid securities.

In determining whether a transaction is permitted by applicable law, regulation, or order, each Fund currently construes fundamental policies (2) and (7) above not to prohibit any transaction that is permitted under Section 18 of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder, as interpreted or modified, or as may otherwise be permitted by regulators having jurisdiction from time to time. The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities or other high grade debt instruments are deposited in a segregated account or are otherwise covered.  Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and

2

collars.  Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness when such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.  Provisions of the 1940 Act also require each Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with exceptions for borrowings not in excess of 5% of the Fund’s total assets made for temporary administrative purposes and for borrowings from banks.

For purposes of fundamental policy (4) above, all swap agreements and other derivative instruments that were not classified as commodities or commodity contracts prior to July 21, 2010 are not deemed to be commodities or commodity contracts.

Convertible Securities

Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock.  Convertible securities have general characteristics similar to both fixed income and equity securities.  Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline.  In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks.  Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations.  Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.  A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock.  However, there can be no assurance of capital appreciation because securities prices fluctuate.

Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer.  Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

Yankee Bonds

A Fund may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers (“Yankee bonds”).  As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

3

Repurchase Agreements

A Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase).  The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security.  Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk.  While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security.  In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market.  However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

Investments In Australasia

References in the PPM and this SAI to “Australasia” denote the region encompassing New Zealand, Australia, Papua New Guinea, and neighboring islands in the Pacific Ocean.

Disclosure of Portfolio Holdings

The Trust has adopted policies and procedures with respect to the disclosure of the Funds’ portfolio holdings.  The Trust’s procedures permit portfolio holdings information to be disclosed prior to the time that such information is disclosed through a public filing with the SEC to (i) the Trust’s manager, Baillie Gifford Overseas Limited (the “Manager”) (and its affiliates), (ii) third party service providers who require access to the information to fulfill their duties to a Fund (including the Funds’ custodian and administrator, the Funds’ transfer agent, the Funds’ independent registered public accounting firm, broker-dealers when requesting bids for or price quotations on securities and brokers in the normal course of trading), and (iii) shareholders and prospective investors (or their consultants and agents) of the Funds under the circumstances described below.

The Trust’s policies and procedures permit disclosure of nonpublic portfolio holdings information to Fund shareholders (or their consultants or agents) provided that disclosure is made to all shareholders of a Fund in the same scope, at the same time, with the same frequency and after the same period of lag time.  The policies and procedures also permit such disclosure to prospective shareholders (or their consultants or agents) who are accredited investors and who request such information from the Manager in connection with their consideration of an investment in a Fund.  Such information is made available to all requesting prospective qualified shareholders in the same scope (unless a more limited scope is requested), at the same time (which shall be no earlier than the day next following the day on which the information has been made available to all shareholders) and after the same period of lag time (approximately seven days).  New investors in a Fund will be required to complete a subscription agreement (see

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Exhibit A to the PPM) that contains provisions requiring that portfolio holdings information be kept confidential and prohibiting trading based on such information.

In addition, disclosure of a Fund’s nonpublic portfolio holdings information may be made to other persons if (i) the recipients are subject to a confidentiality agreement with respect to such information and a prohibition on trading on such information, (ii) the Trust’s Chief Executive Officer and/or Chief Compliance Officer (an “Authorizing Person”) determines that disclosure is in the best interest of the Fund and its shareholders, and (iii) the information is limited to that which the Manager believes is reasonably necessary to serve the purposes for which disclosure has been approved.  Disclosure of portfolio holdings information made to such other persons must be reported to the trustees at their next regularly scheduled meeting.

An Authorizing Person may approve exceptions to the policy if he or she determines disclosure to be in the best interests of a Fund and its shareholders.  In determining whether disclosure is in the best interests of a Fund and its shareholders, the Authorizing Person shall consider whether any potential conflicts exist between the interests of Fund shareholders, on the one hand, and the Manager or an affiliated person of the Manager, on the other hand. Such exceptions must be reported to the trustees at their next regularly scheduled meeting.  A Fund’s portfolio holdings may not be disclosed for compensation.  The Trust may modify its policies and procedures regarding portfolio holdings disclosure at any time without notice.

Registered investment companies that are sub-advised by the Manager (or its affiliates) may be subject to different portfolio holdings disclosure policies, and neither the Manager nor the Trust’s board of trustees (the “Board of Trustees”) exercises control over such policies.  In addition, separate account clients of the Manager (and its affiliates) have access to their portfolio holdings and are not subject to the Funds’ portfolio holdings disclosure policies.  Some of the funds that are sub-advised by the Manager (or its affiliates) and some of the separate accounts managed by the Manager (or its affiliates) have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings as the Funds.

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MANAGEMENT OF THE TRUST

The Board of Trustees (the “Board”) is responsible for the overall management and supervision of the Trust’s affairs and for protecting the interests of shareholders.  The Board meets periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with certain service providers, monitor compliance with regulatory requirements, and review performance.  The Board consists of four Trustees who have varied backgrounds, experience and skills.  Three of the Trustees are not “interested persons” (as that term is defined in the 1940 Act) of the Trust (“Disinterested Trustees”).  The fourth Trustee, who serves as Chairman of the Board, is an “interested person” of the Trust by reason of his affiliation with the Manager and his role as an officer of the Trust.  The Trust does not have a lead independent trustee.  Additional information about the backgrounds and qualifications of the Trustees is provided below.

The Board has three standing committees: the Audit Oversight Committee, the Nominating and Governance Committee, and the Performance Committee. All trustees currently serve on the Performance Committee.  The Audit Oversight Committee and Nominating and Governance Committee each consists exclusively of Disinterested Trustees.  The committees are integral to the Funds’ overall governance and risk management structure.  Each Disinterested Trustee serves on all three committees, which the Board believes allows each Disinterested Trustee to develop a broad understanding of all matters affecting the Trust for which the Board and committees are responsible.

The Audit Oversight Committee has responsibility for the Trust’s accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust’s financial statements.  The Audit Oversight Committee also acts as liaison between the Trust’s independent registered public accounting firm and the Board.  Mr. Barrie serves as Chairman.  The Audit Oversight Committee held one meeting during the last fiscal year.

The Nominating and Governance Committee is responsible for identifying, evaluating, and recommending candidates to serve as Disinterested Trustees, reviewing the composition of the Board, reviewing and recommending Disinterested Trustee compensation, and evaluating committee responsibilities and membership.  The Nominating and Governance Committee considers and evaluates nominee candidates properly submitted by shareholders on the same basis as it considers and evaluates candidates recommended by other sources. To submit properly a nominee recommendation for the Committee’s consideration, a shareholder must submit such recommendation in writing to the Trust, to the attention of the Trust’s Secretary, at the address of the principal executive offices of the Trust (Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, United Kingdom EH1 3AN).  The recommendation must include: (i) biographical information regarding the candidate, the number of shares of each Fund owned of record and beneficially by the candidate (as reported to the recommending shareholder by the candidate), any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Trust, and, if not an “interested person,” information regarding the

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candidate that will be sufficient for the Trust to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the recommending shareholder’s name as it appears on the Trust’s books; (iv) the number of all shares of each Fund owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Nominating and Governance Committee may require the candidate to furnish such other information as it may deem necessary or appropriate to determine the eligibility of such candidate to serve as a Trustee of the Trust. The Nominating and Governance Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that it will determine to nominate any person, even if properly recommended and considered in accordance with this paragraph.  Mr. Browning serves as Chairman of the Nominating and Governance Committee.  The Nominating and Governance Committee met once during the last fiscal year.

The Performance Committee was constituted in order to enhance the communication between the Manager and the Disinterested Trustees regarding Fund performance.  The Performance Committee met four times during the last fiscal year.

The Manager serves as investment adviser to the Funds pursuant to an investment advisory agreement between the Manager and the Trust.  The Manager, subject to the oversight of the Board, is responsible for managing the assets of the Funds in accordance with the Funds’ investment objectives and policies, and also is responsible for management of the risks that arise from the Funds’ investments and operations.  The Board oversees the Manager and decides upon matters of general policy.  The Board’s role is one of oversight, not active management.  This oversight extends to the Funds’ risk management processes.  In addition, the Audit Oversight Committee oversees the Manager’s risk management processes with respect to the particular activities within the Committee’s purview.  In the course of providing oversight, the Board and the Audit Oversight Committee receive a broad range of reports on the Funds’ activities, including regarding each Fund’s investment portfolio, the compliance of the Funds with applicable laws, and the Funds’ financial accounting and reporting.  The Board and the Audit Oversight Committee meet periodically with officers of the Funds and the Manager.  The Board also meets periodically with the Funds’ chief compliance officer to receive reports regarding the compliance of the Funds and the Manager with the federal securities laws and their internal compliance policies and procedures.  In addition, the Board and the Performance Committee meet periodically with representatives of the Funds’ investment management teams to receive reports regarding the management of the Funds, including their investment risks.

The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to oversee the Funds, after taking into account the characteristics of the Funds, their investment strategies and policies and the institutional nature of the investor base to which the Funds’ shares are offered.

The following table sets forth the trustees and officers of the Trust, their principal occupations during the past five years, and certain other information.  Each Trustee oversees seven Funds in the Baillie Gifford Funds complex.

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Name and Age (1)	Position(s) Held with Trust	Length of Time Served (2)	Principal Occupation and Other Directorships Held During Past 5 Years (3)
Disinterested Trustees
John G. Barrie, Jr. Age 73	Trustee	Since 2000	Retired. Formerly: Assistant Treasurer, Dominion Resources, Inc. (electric and gas utility).
George W. Browning Age 71	Trustee	Since 2007	Retired. Formerly: Managing Director, Client Service, Babson Capital Management, LLC (investment manager).
Bruce C. Long Age 68	Trustee	Since 2009

CEO, K-Stream LLC (financial services); Consultant, DALBAR, Inc. (financial measurements); Consultant, Carpenter Group (financial services). Formerly: Executive Vice President and director of various entities, Guardian Life Insurance (financial services).

Interested Trustee
Peter Hadden Age 55	Trustee, Chairman of the Board, and President	Since 2009	Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Ltd. (investment adviser); Formerly, Vice President of the Trust (2008 to 2009).

(1)  The address of each trustee and officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN.

(2)  There is no stated term of office for the trustees and a trustee may serve until such trustee reaches the age of 75 years.  Thereafter, such trustee offers to tender his or her resignation from the Board, and the Nominating and Governance Committee, at its discretion, makes a recommendation to the Board whether to accept or reject such resignation.  The Chairman of the Board and President of the Trust are elected annually by the Board of Trustees.  Other officers may be elected or appointed by the trustees at any time.

(3)  Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

Name and Age (1)	Position(s) Held with Trust	Length of Time Served (2)	Principal Occupation During Past 5 Years (3)
Officers (other than officers who are also Trustees)
Dickson Jackson Age 41	Vice President	Since 2005	Director, Investment Operations, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser); formerly, Treasurer of the Trust, 2001 to 2005.
Andrew Telfer Age 45	Vice President	Since 2008	Managing Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser).
Michael Stirling-Aird Age 36	Vice President	Since 2012	Client Service Director, Baillie Gifford Overseas Limited (investment adviser).

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Julie Wilson Age 37	Vice President	Since 2012	Team Leader, Overseas Institutional Clients Accounting Department, Baillie Gifford & Co. (investment adviser).
Nigel Cessford Age 49	Treasurer	Since 2005	Head of Overseas Institutional Clients Accounting Department, Baillie Gifford & Co. (investment manager).
Angus N.G. Macdonald Age 47	Secretary	Since 2000	Head of Legal for the Baillie Gifford Group (investment manager).
Graham Laybourn Age 46	Chief Compliance Officer	Since 2005	Group Compliance Officer, Director of Regulatory Risk and Legal, Baillie Gifford Group (investment manager).

(1)  The address of each officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN.

(2)  The Secretary and Treasurer of the Trust are elected annually by the Board of Trustees.  Other officers may be elected or appointed by the trustees at any time.

(3)  Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

The following provides an overview of the considerations that led the Board to conclude that each individual currently serving as a Trustee should serve as a Trustee.  Generally, no one factor was decisive in the nomination or appointment of an individual to the Board.  Among the factors the Board considered when concluding that an individual should serve as a Trustee were the following:  (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with the other Trustees; (iii) the individual’s prior experience, if any, in the investment management industry; (iv) the individual’s prior experience, if any, serving on the boards of public companies (including, when relevant, other investment companies) and/or other complex enterprises and organizations; and (v) how the individual’s skills, experience and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

Each current Trustee’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the individual should serve as a Trustee.  Below is a summary of each Trustee’s professional experience and additional considerations that contributed to the Board’s conclusion that such Trustee should serve as a Trustee:

John G. Barrie, Jr. — John G. Barrie, Jr. has over 40 years of professional experience in various accounting and financial capacities.  Most recently, as Assistant Treasurer of Dominion Resources, Inc. until 2000, Mr. Barrie had principal responsibility for administering the investment of over $1 billion of retirement plan assets, and was involved with internal and external auditors in establishing internal controls and procedures relating to the administration and reporting of retirement plan investments.

George W. Browning — George W. Browning has over 35 years of professional experience in the investment management and financial services industries. Most recently, as Managing Director of Babson Capital Management, LLC until 2006, Mr. Browning was

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responsible for the relationship management of many of the firm’s institutional clients, the duties of which included reporting on portfolio management, strategy, performance and governance.

Peter Hadden — Peter Hadden has over 30 years of professional experience in the investment management and financial services industries.  As a Director of the Manager and a Partner of the Manager’s parent company, Baillie Gifford & Co., Mr. Hadden is involved in the day-to-day operations of the Manager.

Bruce C. Long — Bruce C. Long has over 40 years of professional experience in the securities, insurance, banking, and investment management industries.  Currently, Mr. Long is a consultant for international clients in the financial services industry, and serves as Managing Director, CSS for DALBAR, Inc.  He also serves as Managing Director of Carpenter Group for their Regulatory Action Program. He is also CEO of K-Stream LLC, a financial services consulting company.  Until 2008, Mr. Long was Executive Vice president of Guardian Life Insurance Company of America and President of The Guardian Insurance & Annuity Company, Inc., overseeing all registered products manufacturing and distribution.

As of December 31, 2012, none of the trustees were beneficial owners of any equity securities in (i) the Trust or (ii) any other registered investment companies overseen by the trustees within the same family of investment companies as the Trust.  As of December 31, 2012, no Disinterested Trustee was a beneficial owner of any equity securities in (i) an investment adviser or principal underwriter of a Fund; or (ii) any person directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of a Fund.

The following table sets forth a summary of the compensation received by each of the trustees in the fiscal year ended December 31, 2012 for services rendered as a trustee and, if applicable, committee chair.  Each Disinterested Trustee received a base fee of $35,000.  The chairmen of the Audit Oversight Committee and the Nominating and Governance Committee received additional compensation of $3,000 and $2,500, respectively.  The Trust pays no compensation to its officers or to the trustees who are interested persons of the Trust.

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Name & Position	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued As Part of Trust’s Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust and Fund Complex Paid to Trustees(1)
John G. Barrie, Jr., Trustee and Chairman of the Audit Oversight Committee	$38,000	—	—	$38,000
George W. Browning, Trustee and Chairman of the Nominating and Governance Committee	$37,500	—	—	$37,500
Bruce C. Long, Trustee	$35,000	—	—	$35,000
Peter Hadden, Trustee, Chairman of the Board, and President	—	—	—	—

(1) All Trustees receive reimbursements for reasonable expenses related to their attendance at meetings of the Board or committees, which are not included in the amounts shown.

Effective July 1, 2013, the Disinterested Trustees’ base fee will increase to $55,000 per year and the retainer for the chairman of the Audit Oversight Committee will increase to $5,000.

The Trust and the Manager have adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act.  This code of ethics permits personnel to invest in securities, including securities that may be purchased or held by the Funds, subject to restrictions.

Control Persons and Principal Holders of Securities

As of March 31, 2013, the name, address and percentage of ownership of each person who may be deemed to be a “principal holder” because it owns of record or is known by the Trust to own beneficially 5% or more of any class of the Fund’s outstanding shares is shown below. The Trust believes that no other person or group owns of record or beneficially 5% or more of the shares of any class of a Fund.

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International Equity Fund

Investor	Investor Address	Percentage Ownership of Class
Scripps Research Institute — Class 1	10550 North Torrey Pines Road TPC-16, La Jolla, CA 92037	19.27%
North Slope Borough — Class 1	P.O. Box 69, Barrow, AK 99723	38.80%
University of Connecticut -Class 1	2390 Alumni Drive, U-3206, Storrs, CT 06269-3206	26.38%
Towers Watson Savings Plan Trust — Class 1	191 North Wacker Drive, Suite 2700, Chicago, IL 60606	10.66%
Blue Cross Blue Shield of Minnesota — Class 2	3535 Blue Cross Road, Eagan, MN 55122-1154	5.47%
Georgia Tech Foundation — Class 2	760 Spring Street NW, Suite 400, Atlanta, Georgia, 30308	6.01%
ING North America Insurance Corporation — Class 2	5780 Powers Ferry Road, N.W., Atlanta, GA 30327-4390	13.92%
Employees’ Retirement Plan of the National Education Association — Class 2	Suite 210, 1201 16th Street NW, Washington D.C., 20036	13.04%
Commander Navy Installations Command Retirement Trust — Class 2	Millington Detachment N948, 5720 Integrity Drive, Building 457, Millington, TN, 38055	14.54%
Charles Stewart Mott Foundation — Class 2	201 West Big Beaver Road, Suite 900, Troy, MI 48084-4169	8.03%
Ford Family Foundation — Class 2	1600 NW Stewart Parkway, Roseburg, OR 97471-1957	5.98%
P H Glatfelter — Class 2	96 South George Street, Suite 400, York, PA 17401 1434	5.70%
Allegheny County — Class 2	Room 106, County Office Building, 542 Forbes Avenue, Pittsburgh, PA 15219	5.65%
Teledyne Technologies — Class 2	1049 Camino Dos Rios, Thousand Oaks, CA 91360	5.65%
Medtronic Inc Retirement Plan Trust — Class 3	US Bank, EP-MN-W54E, 60 Livingston Ave, St Paul, MN 55107	13.26%
Battelle Pension Trust — Class 3	505 King Avenue, Columbus, OH 43201-2693	10.57%
American Family Life Insurance Company — Class 3	Investment Division — Q21G, 6000 American Parkway, Madison, WI 53783	6.09%
American Family Insurance Group Master Retirement Trust — Class 3	Investment Division — Q21G, 6000 American Parkway, Madison, WI 53783	6.92%
Pinnacle West Corporation —	400 N Fifth Street, Phoenix, AZ	12.70%

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Class 3	85004
Ameren Corporation Master Retirement Trust — Class 3	191 Chouteu Avenue, Saint Louis, MO 63166-6149	13.13%
City of Phoenix Public Employees Retirement System — Class 3	Phoenix City Hall, 200 W Washington Street, 10th Floor, Phoenix, AZ 85003	17.42%
Cargill Inc — Class 3	9350 Excelsior Blvd, MS # 15-4-9350, Hopkins, MN 55343	12.48%
The State of Michigan Retirement System — Class 4	2501 Coolidge Road, Suite 400, East Lansing, MI 48823	55.59%
Sysco Corp Retirement Plan — Class 4	1390 Enclave Parkway, Houston, TX 77077	44.41%

International Choice Fund

Investor	Investor Address	Percentage Ownership of Class
Daughter of Charity Health System — Class 1	26000 Altamount Road, Los Altos Hills, California, 94022, USA	100%

EAFE Fund

Investor	Investor Address	Percentage Ownership of Class
City of Gainesville Pension Plan — Class 1	200 E University Avenue, Gainesville, FL 32601	53.54%
Creighton University — Class 1	2500 California Plaza, Omaha, NE 68178	46.46%
Austin Firefighters Relief & Retirement Fund — Class 2	4101 Parkstone Heights, Drive Suite 270, Austin, TX 78746	5.94%
Anadarko Petroleum Corporation Master Trust — Class 2	1201 Lake Robbins Drive, The Woodlands, TX 77380	10.98%
The Missouri Foundation for Health — Class 2	415 South 18th Street, Suite 400, St Louis, MO 63103	9.12%
North Shore Long Island Jewish Health — Class 2	972 Brush Hollow Road, Westbury, New York, NY 1740	5.77%
Trustees of Tufts College — Class 2	151 Merrimac Street, Suite 600, Boston, MA 02114	8.98%
The McKnight Foundation — Class 2	710 South Second Street, Suite 400, Minneapolis, MN 55401	9.01%
The Lynde & Harry Bradley Foundation, Inc — Class 2	1241 North Franklin Place, Milwaukee, WI 53202	7.32%
Prince George County — Class 2	1400 McCormick Drive, Suite 110, Largo, MD 20774	5.17%

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Iowa Public Safety Peace Officers Retirement, Accident and Disability System — Class 3	State Capital Building, Room No 114, Des Moines, IA 50319	13.23%
Presbyterian Healthcare Services Foundation — Class 3	2501 Buena Vista Drive, S.E., Albuquerque, NM 87106	21.02%
Jacksonville Police and Fire Pension Fund — Class 3	One West Adams Street, Suite 100, Jacksonville, FL 32202	13.62%
Presbyterian Healthcare Services — Class 3	2501 Buena Vista Drive, S.E., Albuquerque, NM 87106	7.69%
City of Jacksonville — Class 3	117 West Duvall Street, Suite 300, Jacksonville, FL 32202	16.49%
The Aerospace Employees’ Retirement Plan — Class 3	2310 E. El Segundo Blvd, MI/361, El Segundo, CA 90245	23.04%
Kentucky Teachers’ Retirement System — Class 5	479 Versailles Road, Frankfort, KY 40601-3800	100.00%

EAFE Choice Fund

Investor	Investor Address	Percentage Ownership of Class
Riverwood International Corporate Master Pension Trust — Class 2	9th Floor, 1500 Riveredge Parkway NW, Atlanta, GA	84.13%
Municipal Fire & Police Retirement System of Iowa — Class 3	7155 Lake Drive Suite 201, West Des Moines, IA 50266	74.47%
Dole Food Company — Class 2	One Dole Drive, Westlake Village, CA 91362	13.35%
The Guardian life Insurance Company of America — Class 3	7 Hanover Square, 20th Floor, New York, NY, 10004-2616	25.53%

Emerging Markets Fund

Investor	Investor Address	Percentage Ownership of Class
Fire and Police Pension Association of Colorado — Class 3	5290 DTC Parkway, Suite 100, Greenwood Village, Colorado 80111-2721	10.34%
Nebraska State Investment Council, a Nebraska state investment agency — Class 3	941 “O” Street, 500 Terminal Building, Lincoln, NE 68508-3626	40.32%
Guardian Life Insurance — Class 3	7 Hanover Square, 20th Floor, New York, NY 10004-2616	11.50%

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William Penn Foundation — Class 3	Two Logan Square, 11th Floor,100 North 18th Street, Philadelphia, PA 19103	13.17%
Salvation Army Southern Territory — Class 3	1424 Northeast Expressway, Atlanta, GA, 30329-2088	17.07%

Global Alpha Equity Fund

Investor	Investor Address	Percentage Ownership of Class
Meristem Global — Class 1	601 Carlson Parkway Suite 800, Minnetonka, MN 55424	100.00%
Northwest Area Foundation — Class 2	60 Plato Boulevard East, Suite 400, St Paul, MN, 55107	32.70%
SSM Health Care Portfolio — Class 2	12312 Olive Blvd, Ste. 600, St Louis, MO, 63141	67.30%
Promedica Health System Trust — Class 3	1801 Richards Road, Toledo, OH, 43607, USA	33.31%
Promedica Health System Defined Benefit — Class 3	1801 Richards Road, Toledo, OH, 43607, USA	12.65%
Freeport McMoRan Corporation Defined Benefit Master Trust — Class 3	One North Central Avenue, Phoenix, AZ 85004-3014	54.04%

As of March 31, 2013, the name, address and percentage of ownership of each person who may be deemed to be a “control person” (as that term is defined in the 1940 Act) of a Fund because it owns greater than 25% of the outstanding shares, either beneficially or by virtue of its fiduciary or trust roles or otherwise, is shown below.  A controlling person’s vote could have a more significant effect on matters presented to shareholders of a Fund for approval than the vote of other shareholders of such Fund.

International Equity Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
None

International Choice Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Daughter of Charity Health System — Class 1	26000 Altamont Road, Los Altos Hills, California, 94022, USA	100%

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EAFE Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Kentucky Teachers’ Retirement System	479 Versailles Road, Frankfort, KY 40601-3800	30.02%

EAFE Choice Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Municipal Fire & Police Retirement System of Iowa	7155 Lake Drive Suite 201, West Des Moines, IA 50266	47.35%
Riverwood International Corporate Master Pension Trust Class	9th Floor, 1500 Riveredge Parkway NW, Atlanta, GA	30.63%

Emerging Markets Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Nebraska State Investment Council, a Nebraska state investment agency	941 “O” Street, 500 Terminal Building, Lincoln, NE 68508-3626	40.32%

Global Alpha Equity Fund

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Freeport McMoRan Corporation Defined Benefit Master Trust — Class 3	One North Central Avenue, Phoenix, AZ 85004-3014	38.03%

As of March 31, 2013, none of the officers of the Trust were beneficial owners of any equity securities in the Trust.

Proxy Voting

The Trust has delegated to the Manager responsibility for the voting of proxies with respect to voting securities held by the Fund.  The Manager has adopted Global Corporate Governance Principles and Guidelines (the “Guidelines”) that it uses on the Trust’s behalf to vote proxies related to securities held by the Fund.

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The Guidelines include principles (the “Principles”) that articulate corporate governance standards relating to the basic rights and equitable treatment of shareholders, the role of stakeholders (as established by law), disclosure and transparency on material matters, and the responsibilities and accountability of the board of directors.  The Principles are based upon the principles developed by the Organisation for Economic Co-operation and Development, which the Manager believes are appropriate for most markets.  The Manager recognizes, however, that given the differences in national corporate and market regulation, one set of standards is unlikely to be appropriate for all of the markets in which the Fund invests.  Therefore, the Guidelines include as appendices detailed corporate governance standards for the United Kingdom and Japan and may include overseas corporate governance codes, where these are available and appropriate.  In order to provide an indication of how the Principles should be interpreted in practice, the Guidelines include some “best practice” guidelines as to voting on specific issues.

The Manager also recognizes that companies within particular markets operate under significantly differing conditions and for this reason it does not apply any of the principles, practices or standards included in the Guidelines rigidly.  Rather, it applies them with care, giving due consideration to the specific circumstances of individual companies.  In this way it takes a pragmatic and flexible approach to corporate governance, consistent with its overriding aim of looking after the long term financial interests of its clients, including the Fund.

The Corporate Governance Team of the Manager and its affiliates (collectively, the “Baillie Gifford Group”) develops and administers the Guidelines.  The Corporate Governance Team sits alongside the investment teams and is supported by personnel dedicated to the voting of proxies.  The Corporate Governance Manager reports to the Chief Investment Officer.  In evaluating each proxy, the Corporate Governance Team follows the Guidelines.  It also considers third party analysis, the Baillie Gifford Group’s own research and discussions with company management.  If a proxy involves a non-routine matter, the Corporate Governance Team will consult with the appropriate investment team regarding the proposed vote.

The Manager recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom the Baillie Gifford Group has a material business or personal relationship.  The Corporate Governance Manager is responsible for monitoring possible material conflicts of interest with respect to proxy voting.  Application of the Guidelines to vote proxies will in most instances adequately address any possible conflicts of interest.  However, as noted above, the Manager does not rigidly apply the Guidelines and proxies may relate to matters not specifically addressed in the Guidelines.  For proxy votes that involve a potential conflict of interest, that are inconsistent with (or not covered by) the Guidelines but that are consistent with management’s recommendation, the Management Committee, which comprises five senior Baillie Gifford Group partners, will review the voting rationale, consider whether business relationships between Baillie Gifford Group and the company have influenced the proposed inconsistent vote and decide the course of action to be taken in the best interests of clients.

The Manager endeavors to vote a Fund’s shares in all markets.  However, it is difficult to vote in some overseas markets because of costly trading restrictions.  For example, in the French and Italian markets, shares are “blocked”, which means that the Manager is unable to direct selling should it so desire, from the time that it votes until the close of the company meeting.

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The Manager will therefore only vote in these markets where it views the benefits of voting clients’ shares, such as with respect to a merger or acquisition, as exceeding the risks involved.

Information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge upon request by calling Nigel Cessford at Baillie Gifford Overseas Limited at 011-44-131-275-2000 or by accessing the Fund’s Form N-PX on the SEC’s website at http://www.sec.gov.  Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls.

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INVESTMENT ADVISORY AND OTHER SERVICES

Advisory Agreements

The Manager serves as the investment adviser of each Fund under separate investment advisory agreements.  The Manager is a wholly-owned subsidiary of Baillie Gifford & Co.  Both the Manager and Baillie Gifford & Co. are authorised and regulated in the United Kingdom by the Financial Services Authority.

Under each investment advisory agreement, the Manager manages the investment and reinvestment of the assets of the relevant Fund and generally administers its affairs, subject to oversight by the trustees of the Trust as described above.  The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services.  For these services, the investment advisory agreements provide that each Fund shall pay the Manager a quarterly investment advisory fee as stated in the PPM.

Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, the Manager shall pay such excess.  Presently, none of the Funds or the Trust as a whole is subject to any such expense limitation, however.

The Emerging Markets Fund paid investment advisory fees of $2,123,525 for the fiscal year ended 2012, $2,120,458 for the fiscal year ended 2011, and $1,953,682 for the fiscal year ended 2010.  The Emerging Markets Fund paid shareholder service fees of $438,357 for the fiscal year ended 2012, $427,592 for the fiscal year ended 2011, and $447,278 for the fiscal year ended 2010.

The International Equity Fund paid investment advisory fees of $5,081,253 for the fiscal year ended 2012, $2,979,600 for the fiscal year ended 2011, and $1,304,343 for the fiscal year ended 2010.  The International Equity Fund paid shareholder service fees of $4,230,755 for the fiscal year ended 2012, $2,567,342 for the fiscal year ended 2011, and $1,246,305 for the fiscal year ended 2010.

The International Choice Fund paid investment advisory fees of $14,679 for the fiscal period from September 24, 2012 (when it commenced operations) to December 31, 2012. The International Choice Fund paid shareholder service fees of $26,422 for the fiscal period from September 24, 2012 (when it commenced operations) to December 31, 2012.

The EAFE Fund paid investment advisory fees of $4,689,805 for the fiscal year ended 2012, $4,251,152 for the fiscal year ended 2011, and $2,872,552 for the fiscal year ended 2010. The EAFE Fund paid shareholder service fees of $4,114,330 for the fiscal year ended 2012, $3,868,600 for the fiscal year ended 2011, and $2,744,869 for the fiscal year ended 2010.

The EAFE Choice Fund paid investment advisory fees of $433,422 for the fiscal year ended 2012, $358,803 for the fiscal year ended 2011, and $186,563 for the fiscal year ended 2010.  The EAFE Choice Fund paid shareholder service fees of $435,887 for the fiscal year

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ended 2012, $343,356 for the fiscal year ended 2011, and $170,071 for the fiscal year ended 2010.

The Global Alpha Equity Fund paid investment advisory fees of $499,355 for the fiscal year ended 2012 and $39,015 for the fiscal period from November 15, 2011 (when it commenced operations) to December 31, 2011. The Global Alpha Equity Fund paid shareholder service fees of $392,005 for the fiscal year ended 2012 and $26,010 for the fiscal period from November 15, 2011 (when it commenced operations) to December 31, 2011.

The North American Equity Fund has not yet commenced operations, therefore this Fund did not pay any advisory fees during any completed fiscal year of the Trust.

The fees noted above were accrued for the fiscal period indicated, but may have been paid after the end of such fiscal period.

Each investment advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the relevant Fund and (ii) by vote of a majority of the trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.  In accordance with the 1940 Act, any amendment to an advisory agreement must be approved by vote of a majority of the outstanding voting securities of the relevant Fund and/or by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval.  Each investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days’ written notice, or by the Manager upon sixty days’ written notice, and each terminates automatically in the event of its assignment.

Each advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The Manager acts as investment adviser to numerous other corporate and fiduciary clients.

Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the Manager.  The other investment companies and clients sometimes invest in securities in which the Funds also invest.  If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each.  It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells.  In other cases, however, it is believed that these practices may benefit the Funds.  It is the opinion of the Board of Trustees that the desirability of retaining the Manager as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

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Portfolio Managers

The Manager manages a broad range of equity and fixed income funds and mandates and operates an active, fundamental approach to stock selection.  Investment decisions made by the Manager for a Fund are made by teams organized for that purpose.  The International Equity Fund, the International Choice Fund, the EAFE Fund, and the EAFE Choice Fund are managed by portfolio construction groups whose members are jointly and primarily responsible for the day-to-day management of such Fund’s portfolio.

Other Accounts Managed by Portfolio Managers   The following table shows information regarding other accounts managed by the Funds’ lead managers.  The information is provided as of December 31, 2012.

International Equity Fund

Gerald Smith	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	3	2,006	0	0
Other Pooled Investment Vehicles	1	1,610	0	0
Other Accounts	34	12,239	5	2,774

Ownership of Securities   As of December 31, 2012, Mr. Smith did not beneficially own any equity securities of the International Equity Fund.

Jonathan Bates	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	3	2,006	0	0
Other Pooled Investment Vehicles	0	0	0	0
Other Accounts	32	10,293	5	2,774

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Ownership of Securities   As of December 31, 2012, Mr. Bates did not beneficially own any equity securities of the International Equity Fund.

Angus Franklin	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	3	2,006	0	0
Other Pooled Investment Vehicles	0	0	0	0
Other Accounts	32	10,293	5	2,774

Ownership of Securities   As of December 31, 2012, Mr. Franklin did not beneficially own any equity securities of the International Equity Fund.

Elaine Morrison	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	3	2,006	0	0
Other Pooled Investment Vehicles	6	548	0	0
Other Accounts	50	10,683	5	2,774

Ownership of Securities   As of December 31, 2012, Mrs. Morrison did not beneficially own any equity securities of the International Equity Fund.

Andrew Strathdee	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	3	2,006	0	0
Other Pooled Investment Vehicles	1	176	0	0
Other Accounts	44	11,604	6	3,110

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Ownership of Securities   As of December 31, 2012, Mr. Strathdee did not beneficially own any equity securities of the International Equity Fund.

International Choice Fund

Gerard Callahan	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	182	0	0
Other Pooled Investment Vehicles	4	562	0	0
Other Accounts	26	6,173	1	356

Ownership of Securities   As of December 31, 2012, Mr. Callahan did not beneficially own any equity securities of the International Choice Fund.

Iain Campbell	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	182	0	0
Other Pooled Investment Vehicles	2	114	0	0
Other Accounts	23	5,874	1	356

Ownership of Securities   As of December 31, 2012, Mr. Campbell did not beneficially own any equity securities of the International Choice Fund.

Joe Faraday	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	182	0	0
Other Pooled Investment Vehicles	1	27	0	0
Other Accounts	19	5,259	1	356

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Ownership of Securities   As of December 31, 2012, Mr. Faraday did not beneficially own any equity securities of the International Choice Fund.

Paul Faulkner	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	182	0	0
Other Pooled Investment Vehicles	2	111	0	0
Other Accounts	22	6,000	1	356

Ownership of Securities   As of December 31, 2012, Mr. Faulkner did not beneficially own any equity securities of the International Choice Fund.

EAFE Fund

James Anderson	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	6	11,873	2	10,060
Other Pooled Investment Vehicles	2	4,191	0	0
Other Accounts	57	19,927	4	2,217

Ownership of Securities   As of December 31, 2012, Mr. Anderson did not beneficially own any equity securities of the EAFE Fund.

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Lawrence Burns	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	6	11,873	2	10,060
Other Pooled Investment Vehicles	1	214	0	0
Other Accounts	35	11,940	0	0

Ownership of Securities  As of December 31, 2012, Mr. Burns did not beneficially own any equity securities of the EAFE Fund.

Tom Record	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	6	11,873	2	10,060
Other Pooled Investment Vehicles	1	214	0	0
Other Accounts	35	11,940	0	0

Ownership of Securities  As of December 31, 2012, Mr. Record did not beneficially own any equity securities of the EAFE Fund.

Tom Coutts	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	6	11,873	2	10,060
Other Pooled Investment Vehicles	7	863	0	0
Other Accounts	56	14,036	0	0

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Ownership of Securities    As of December 31, 2012, Mr. Coutts did not beneficially own any equity securities of the EAFE Fund.

Kavé Sigaroudinia	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	6	11,873	2	10,060
Other Pooled Investment Vehicles	1	214	0	0
Other Accounts	35	11,940	0	0

Ownership of Securities   As of December 31, 2012, Mr. Sigaroudinia did not beneficially own any equity securities of the EAFE Fund.

Nick Thomas	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	6	11,873	2	10,060
Other Pooled Investment Vehicles	1	214	0	0
Other Accounts	35	11,940	0	0

Ownership of Securities  As of December 31, 2012, Mr. Thomas did not beneficially own any equity securities of the EAFE Fund.

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Sarah Whitley	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	6	11,873	2	10,060
Other Pooled Investment Vehicles	7	1,048	0	0
Other Accounts	37	12,184	2	244

Ownership of Securities   As of December 31, 2012, Ms. Whitley did not beneficially own any equity securities of the EAFE Fund.

EAFE Choice Fund

Gerard Callahan	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	25	0	0
Other Pooled Investment Vehicles	4	562	0	0
Other Accounts	26	6,016	1	356

Ownership of Securities   As of December 31, 2012, Mr. Callahan did not beneficially own any equity securities of the EAFE Choice Fund.

Paul Faulkner	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	25	0	0
Other Pooled Investment Vehicles	2	111	0	0
Other Accounts	22	5,843	1	356

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Ownership of Securities   As of December 31, 2012, Mr. Faulkner did not beneficially own any equity securities of the EAFE Choice Fund.

Joe Faraday	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	25	0	0
Other Pooled Investment Vehicles	1	27	0	0
Other Accounts	19	5,128	1	356

Ownership of Securities   As of December 31, 2012, Mr. Faraday did not beneficially own any equity securities of the EAFE Choice Fund.

Iain Campbell	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	25	0	0
Other Pooled Investment Vehicles	2	114	0	0
Other Accounts	23	5,716	1	356

Ownership of Securities   As of December 31, 2012, Mr. Campbell did not beneficially own any equity securities of the EAFE Choice Fund.

Emerging Markets Fund

Richard Sneller	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	1,509	0	0
Other Pooled Investment Vehicles	2	1,484	0	0
Other Accounts	6	2,349	0	0

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Ownership of Securities   As of December 31, 2012, Mr. Sneller did not beneficially own any equity securities of the Emerging Markets Fund.

William Sutcliffe	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	3	1,142	0	0
Other Accounts	9	5,023	0	0

Ownership of Securities   As of December 31, 2012, Mr. Sutcliffe did not beneficially own any equity securities of the Emerging Markets Fund.

Mike Gush	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	24	0	0
Other Pooled Investment Vehicles	2	253	0	0
Other Accounts	1	15	0	0

Ownership of Securities   As of December 31, 2012, Mr. Gush did not beneficially own any equity securities of the Emerging Markets Fund.

Andrew Stobart	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	4	4,111	0	0
Other Pooled Investment Vehicles	4	358	0	0
Other Accounts	52	11,657	6	3,376

Ownership of Securities   As of December 31, 2012, Mr. Stobart did not beneficially own any equity securities of the Emerging Markets Fund.

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Joe Faraday	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	207	0	0
Other Pooled Investment Vehicles	1	27	0	0
Other Accounts	19	5,310	1	356

Ownership of Securities   As of December 31, 2012, Mr. Faraday did not beneficially own any equity securities of the Emerging Markets Fund.

Global Alpha Equity Fund

Charles Plowden	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	816	1	786
Other Pooled Investment Vehicles	6	2,186	0	0
Other Accounts	33	11,803	3	1,101

Ownership of Securities   As of December 31, 2012, Mr. Plowden did not beneficially own any equity securities in the Global Alpha Equity Fund.

Malcolm MacColl	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	816	1	786
Other Pooled Investment Vehicles	6	2,186	0	0
Other Accounts	33	11,803	3	1,101

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Ownership of Securities   As of December 31, 2012, Mr. MacColl did not beneficially own any equity securities in the Global Alpha Equity Fund.

Spencer Adair	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	2	240	1	215
Other Pooled Investment Vehicles	6	4,636	0	0
Other Accounts	26	5,909	3	951

Ownership of Securities   As of December 31, 2012, Mr. Adair did not beneficially own any equity securities in the Global Alpha Equity Fund.

North American Equity Fund

Mick Brewis	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	1	344	1	344
Other Pooled Investment Vehicles	3	552	0	0
Other Accounts	2	78	0	0

Ownership of Securities  As of December 31, 2012, Mr. Brewis did not beneficially own any equity securities in the North American Equity Fund.

Material Conflicts of Interest   The Manager’s individual investment managers may manage multiple accounts for multiple clients.  In addition to mutual funds, these other accounts may include separate accounts, collective investment schemes, or offshore funds.  The Manager manages potential conflicts between the Funds and other types of accounts through allocation policies and procedures, and internal review processes.  The Manager has developed trade allocation systems and controls to ensure that no one client, regardless of type, is intentionally favored at the expense of another.  Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

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Compensation  Compensation arrangements within the Manager vary depending upon whether the individual is an employee or partner of Baillie Gifford & Co.  For employees, an investment manager’s compensation generally consists of base salary, bonus, and payments under Baillie Gifford’s long term incentive program.  In addition, investment managers are eligible for the standard retirement benefits and health and welfare benefits available to all Baillie Gifford employees.  Also, certain investment managers may be eligible for additional retirement benefits under several supplemental retirement plans that Baillie Gifford offers.  These plans are structured to provide the same retirement benefits as the standard retirement benefits.

An investment manager’s base salary is determined by the manager’s experience and performance in the role, taking into account the ongoing compensation benchmark analyses and is generally a fixed amount that may change as a result of an annual review, upon assumption of new duties, or when a market adjustment of the position occurs.

An investment manager’s bonus is determined by a number of factors, including investment performance, the investment manager’s contributions to the investment management functions within the sub-asset class, contributions to the development of other investment professionals and supporting staff, and overall contributions to strategic planning and decisions for the investment group.  Investment performance is measured over three years and is based on performance targets that are set and reviewed annually by the Chief of Investment Staff.  The bonus is paid on an annual basis.

Under the long term incentive program eligible participants receive an annual payment based on their years of service, job level and, if applicable, management responsibilities.  The long term incentive award is based on investment performance relative to competitors and Baillie Gifford’s operating efficiencies.

Richard Sneller, James Anderson, Gerald Smith, Charles Plowden, Mick Brewis, Jonathan Bates, Angus Franklin, Elaine Morrison, Andrew Strathdee, Nicholas Thomas, Kavé Sigaroudinia, Sarah Whitley, William Sutcliffe, Malcolm MacColl, Spencer Adair, and Gerard Callahan are partners of Baillie Gifford & Co.  Their remuneration comprises a base salary and a share of the partnership profits.  The profit share is calculated as a percentage of total partnership profits based on seniority, role within Baillie Gifford & Co. and length of service.  The basis for the profit share is detailed in the Baillie Gifford & Co. Partnership Agreement.  The main staff benefits such as pension schemes are not available to partners and therefore partners provide for benefits from their own personal funds.

Administrator  The Bank of New York Mellon (“BONYM”), One Wall Street, New York, New York 10286, serves as the Funds’ administrator pursuant to an Administrative Services Agreement.  Each Fund pays BONYM as administrator an annual fee at the rate of 0.06% of the first $350 million of such fund’s average net assets and 0.045% of any average assets above $350 million.

The Emerging Markets Fund paid BONYM administrative fees of $261,777 for the fiscal year ended 2012, $267,712 for the fiscal year ended 2011, and $247,775 for the fiscal year ended 2010.  The International Equity Fund paid BONYM administrative fees of $846,728 for the

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fiscal year ended 2012, $487,004 for the fiscal year ended 2011, and $258,995 for the fiscal year ended 2010.  The International Choice Fund paid BONYM administrative fees of $8,000 for the fiscal period from September 24, 2012 (when it commenced operations) to December 31, 2012.  The EAFE Fund paid BONYM administrative fees of $884,789 for the fiscal year ended 2012, $848,672 for the fiscal year ended 2011, and $607,393 for the fiscal year ended 2010. The EAFE Choice Fund paid BONYM administrative fees of $119,225 for the fiscal year ended 2012, $106,518 for the fiscal year ended 2011, and $65,012 for the fiscal year ended 2010.  The Global Alpha Equity Fund paid BONY administrative fees of $105,737 for the fiscal year ended 2012 and $9,616 for the fiscal period from November 15, 2011 (when it commenced operations) to December 31, 2011. The North American Equity Fund has not yet commenced operations, therefore this Fund did not pay any administrative fees during any completed fiscal year of the Trust. The fees noted above were accrued for the fiscal period indicated, but may have been paid after the end of such fiscal period.

Custodial Arrangements  BONYM is also the Trust’s custodian.  As such, BONYM or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, are the registered owners of securities held in book entry form belonging to the Fund.  Upon instruction, BONYM or such sub-custodians receive and deliver cash and securities of the Fund in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

Transfer Agency   Huntington Asset Services, Inc., 2960 North Meridian Street, Suite 300, Indianapolis, Indiana, 46208 serves as the Trust’s transfer and dividend paying agent.

Independent Registered Public Accounting Firm   BBD, LLP (“BBD”), 1835 Market Street, 26th Floor, Philadelphia, PA 19103, has been appointed to serve as independent registered public accounting firm to the Trust and will conduct an annual audit of the financial statements of each operational Fund and provide other audit related and tax services.

Underwriter   Currently, there is no underwriter of shares of the Funds, and accordingly, the Trust self-distributes its shares.

DISTRIBUTION AND SERVICING PLANS

The Trust has adopted a Shareholder Servicing Plan pursuant to Rule 12b-1 of the 1940 Act (the “12b-1 Plan”) to allow the trustees the flexibility to pay for activities primarily intended to result in the sale of Fund shares. The Shareholder Service Fees collected by the Manager (as described in the PPM under “Multiple Classes”) are not paid by the Fund pursuant to the 12b-1 Plan because the Board of Trustees has determined that the Shareholder Service Fee is for services that are not primarily intended to result in the sale of Fund shares.  Currently, no fees are payable under the 12b-1 Plan.  If the Board of Trustees authorizes payments under the 12b-1 Plan in the future for any class of Shares, the Manager or another service provider might collect fees under the 12b-1 Plan, but only after appropriate authorization by the Trustees and after the Trust’s PPM has been updated to reflect such additional fees.

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PORTFOLIO TRANSACTIONS AND BROKERAGE

In placing orders for the purchase and sale of portfolio securities for the Fund, the Manager always seeks the best price and execution.  Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction.  This does not necessarily mean that the lowest available brokerage commission will be paid.  However, the commissions are believed to be competitive with generally prevailing rates.  The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data.  In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.  The Fund may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

The Funds regularly engage in foreign currency transactions, and the Manager uses a similar approach for the selection of counterparties in connection with foreign currency transactions. Although the Manager executes certain foreign currency transactions internally through its foreign currency trading desk, the Manager may determine that certain transactions may not be most efficiently executed by its trading desk, and therefore such transactions may be administered by a third party such as the Fund’s custodian.  Such transactions tend to be in smaller amounts (for example, income repatriation), and such transactions may be executed by such third parties in accordance with standing instructions received from the Manager.  Given the nature of such transactions and the general size of the markets, the Manager has limited ability to analyze or review the specific details and efficiency of trading in these amounts.

Receipt of research services from brokers may sometimes be a factor in selecting a broker which the Manager believes will provide best price and execution for a transaction.  These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with analysts and specialists.  Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager’s expenses.  Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Fund.  Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

During the fiscal year ended December 31, 2012, no Fund directed brokerage transactions.  During the fiscal year ended December 31, 2011, EAFE Choice Fund acquired securities of UBS AG, which is of one of the Fund’s “regular brokers or dealers” or their parents,

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as defined in Rule 10b-1 under the 1940 Act.  As of December 31, 2012, the value of EAFE Choice Fund’s aggregate holdings of securities issued by UBS AG was $1,974,451.

The aggregate amount of brokerage commissions paid by the Emerging Markets Fund on portfolio transactions was $691,484 for the fiscal year ended 2012, $560,241 for the fiscal year ended 2011, and $513,380 for the fiscal year ended 2010.

The aggregate amount of brokerage commissions paid by the International Equity Fund on portfolio transactions was $712,979 for the fiscal year ended 2012, $512,603 for the fiscal year ended 2011, and $323,312 for the fiscal year ended 2010.

The aggregate amount of brokerage commissions paid by the International Choice Fund on portfolio transactions was $7,842 for the fiscal period from September 24, 2012 (when it commenced operations) to December 31, 2012.

The aggregate amount of brokerage commissions paid by the EAFE Fund on portfolio transactions was $596,917 for the fiscal year ended 2012, $516,908 for the fiscal year ended 2011, and $460,324 for the fiscal year ended 2010.

The aggregate amount of brokerage commissions paid by the EAFE Choice Fund on portfolio transactions was $48,982 for the fiscal year ended 2012, $92,237 for the fiscal year ended 2011, and $54,714 for the fiscal year ended 2010.

The aggregate amount of brokerage commissions paid by the Global Alpha Equity Fund on portfolio transactions was $48,482 for the fiscal year ended 2012 and $15,195 for the period from November 15, 2011 (when it commenced operations) to December 31, 2011.

The North American Equity Fund had not yet commenced operations as of the end of the most recently completed fiscal year, therefore this Fund has not paid any brokerage commissions during any completed fiscal year of the Trust.

No Fund paid brokerage commissions to affiliated broker/dealers for the fiscal years ended December 31, 2010, 2011 and 2012.

DESCRIPTION OF THE TRUST

The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) dated August 17, 2001, as amended from time to time.  The Trust consists of seven series:  the Emerging Markets Fund, the International Equity Fund, the International Choice Fund, the EAFE Fund, the EAFE Choice Fund, the Global Alpha Equity Fund and the North American Equity Fund.

The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of each series.  Each share of a Fund represents an equal proportionate interest in such Fund with each other share of a Fund and is entitled to a proportionate interest in the dividends and distributions from the Fund.  The shares of the Fund do not have any

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preemptive rights.  Upon termination of the Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.  The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

The assets received by a Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the Fund.  The underlying assets are segregated and are charged with the expenses with respect to the Fund and with a share of the general expenses of the Trust.  Any general expenses of the Trust that are not readily identifiable as belonging to a Fund are allocated by or under the direction of the Board in such manner as the Board determines to be fair and equitable.  While the expenses of the Trust are allocated to the separate books of account of a Fund, certain expenses may be legally chargeable against the assets of all Funds.

The Declaration of Trust also permits the Board, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Board may designate.  While the Board has no current intention to exercise this power, it is intended to allow it to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution.  The Board may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust (i.e., a new fund) or merge two or more existing portfolios.  Shareholders’ investments in such an additional or merged portfolio may be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust or a Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Fund.  The Declaration of Trust further provides that the Board may also terminate the Trust or a Fund upon written notice to the shareholders.

Voting Rights

As summarized in the PPM, shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question.  Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder.  Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or

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that the matter does not affect any interest of such class.  On matters affecting an individual series, only shareholders of that series are entitled to vote.  Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust’s independent registered public accounting firm, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

There will normally be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders’ meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders.  In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees.  Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

Shareholder and Trustee Liability

Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of a Fund of which they are shareholders.  However, the Declaration of Trust disclaims shareholder liability for acts or obligations of a Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees.  The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund.  Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

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The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law.  However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust.  No officer or trustee may be indemnified against any liability to the Trust or the Trust’s shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

HOW TO BUY SHARES

The procedures for purchasing shares of a Fund are summarized in the PPM under “Purchase of Shares.”

NET ASSET VALUE AND OFFERING PRICE

The net asset value of a share of a Fund will be determined as of 4:00 p.m. New York time on any day on which the New York Stock Exchange is open for unrestricted trading.  The net asset value per share of a Fund is determined by dividing the total market value of the Fund’s portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund.

Equity securities listed on a securities exchange for which market quotations are readily available are valued at the last quoted sale price or the closing price on each business day, or, if there is no such price, at the mean of the most recent quoted bid and asked prices, unless the Manager, acting pursuant to procedures approved by the board of trustees of the Trust, determines that such value is not the fair value of such a security.  Price information on listed securities is generally based on market data (such as the closing price, last quoted sale price, or most recent quoted bid and asked prices) from the exchange where the security is primarily traded.  Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost.  Other securities for which current market quotations are not readily available and all other assets are taken at fair value as determined in good faith by the Manager, pursuant to procedures approved by the board of trustees of the Trust.  The Manager may make use of independent pricing services in making fair value determinations.  Fair value pricing involves subjective judgments, and the fair value determined for a security may be materially different than the value that could be realized upon the sale of that security.

Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange.  Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New

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York Stock Exchange, which events may not be reflected in the computation of a Fund’s net asset value.  If events materially affecting the value of the Fund’s portfolio securities are deemed to occur during such period, then these securities will be valued at their fair value as determined in good faith by the Manager, pursuant to procedures approved by the board of trustees of the Trust.  The use of an independent pricing service or other methods by the Manager to adjust valuations in response to perceived stale prices is necessarily based on imperfect information, and may result in values for securities that are materially different than the prices for those securities when the relevant non-U.S. exchanges open again for trading.

REDEMPTIONS

The procedures for redemption of a Fund’s shares are summarized in the PPM under “Redemption of Shares.”

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

As described in the PPM under “Distributions,” it is generally the policy of each Fund to pay out at least annually as dividends to its shareholders substantially all of its investment company taxable income (which includes dividends and any interest it receives from investments and the excess of net short-term capital gains over net long-term capital losses), if any, and to distribute at least annually substantially all net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses), if any.  Each Fund’s policy is to declare and pay distributions of its net investment company taxable income and net realized capital gains annually although any Fund may do so more frequently as determined by the trustees of the Trust to the extent permitted by applicable regulations.  Notwithstanding the foregoing, each of the Funds may determine to retain net investment company taxable income or net realized capital gain and pay a Fund-level tax on any such retained amounts, subject to the distribution requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”).

Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution.  Shareholders, however, may elect to receive their distributions in cash.  The election may be made at any time by submitting a written request directly to the Trust.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

As required by federal law, federal tax information will be furnished to each shareholder for each calendar year early in the succeeding year.

Scope of discussion.  The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or estates or trusts that are subject to U.S. federal income taxation regardless of the source of their income and (b) hold, directly or indirectly, shares of a Fund as a capital asset (“U.S. shareholders”).

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The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in a Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

The Funds have not sought an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only.  Prospective shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

Taxation of the Fund.  Each Fund is treated as a separate entity for U.S. federal income tax purposes.  Each Fund has elected to be treated as a regulated investment company eligible for taxation under the provisions of Subchapter M of the Code and intends to qualify each year as such.  In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a Fund must, among other things:

(a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income from interests in “qualified publicly traded partnerships” (as defined below);

(b) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund’s assets consists of cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested (x) in the securities (other than those of the U.S. government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction

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for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, if any, for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the regulated investment company.  However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (generally defined as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Code section 7704(d), and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income.  In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, identification of the issuer (or, in some case, issuers) of a particular Fund investment will depend on the terms and conditions of that investment.  In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.  Also, for purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

If a Fund qualifies as a regulated investment company that is accorded special tax treatment, it will not be subject to U.S. federal income tax on income paid to its shareholders in a timely manner in the form of dividends (including Capital Gain Dividends, as defined below).

If a Fund were to fail to meet the income, diversification or distribution test described above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions, or disposing of certain assets.  If a Fund were ineligible to or otherwise did not cure such failure for any year, or if a Fund were otherwise to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, it would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to U.S. shareholders as dividend income.  Some portions of such distributions may by eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares (as described below).  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

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As noted above, each of the Funds intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gain.  Notwithstanding the foregoing, the Funds may determine to retain investment company taxable income or net capital gain, and pay a Fund-level tax on any such retained amounts, subject to the distribution requirements applicable to regulated investment companies under the Code.  If a Fund retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities.  For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.  A Fund is not required to, and there can be no assurance that a Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend, its taxable income, and its earnings and profits, a Fund generally may elect to treat part or all of any post-October capital loss (defined as the greatest of net capital loss, net long-term capital loss, or net short-term capital loss, in each case attributable to the portion of the taxable year after October 31) or late-year ordinary loss (generally, (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, plus (ii) if applicable, other net ordinary loss attributable to the portion of the taxable year after December 31) as if incurred in the succeeding taxable year.

If a Fund fails to distribute in a calendar year an amount at least equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 of such year (or for the one-year period ending December 31 of such year if the Fund so elects), plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  For these purposes, a Fund’s ordinary gains and losses from the sale, exchange or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year, unless the Fund has made an election to use December 31, instead of October 31, for purposes of the excise tax.  Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year.  A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  Each of the Funds intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that each Fund will be able to do so.

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In addition, if any of the Funds qualifies as a “personal holding company” (as defined in Section 542 of the Code) for U.S. federal income tax purposes, such Fund may have to adjust the timing of its distributions to its shareholders, or make additional distributions, in order to avoid a 15% Fund-level tax on its “undistributed personal holding company income” (as defined in Section 545 of the Code).  Generally, a Fund will qualify as a personal holding company if, at any time during the last half of its taxable year, more than 50% of its shares are owned, directly or indirectly, by five or fewer individuals and/or certain pension trusts, private foundations, charitable trusts or trusts providing for the payment of supplemental unemployment benefits.  In the event that a Fund qualifies as a personal holding company, the Fund will seek to make distributions sufficient to avoid a Fund-level tax under the personal holding company rules, although there can be no assurance it will be able to do so.

Fund distributions.  For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders as ordinary income.  Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares.  Tax rules can alter a Fund’s holding period on investments and thereby affect the tax treatment of gain or loss on such investments.  Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) are generally taxable to shareholders as long-term capital gains, taxed to individuals at reduced rates.  Distributions of gains from the sale of investments that a Fund owned for one year or less are generally taxable to shareholders as ordinary income.  Distributions from capital gains are generally made after applying any available capital loss carryovers.

Distributions are generally taxable to shareholders even if they are paid from income or gains earned by a Fund before a shareholder’s investment (and thus were included in the price the shareholder paid for its shares).  Distributions are taxable whether shareholders receive them in cash or in additional shares.

Distributions of investment income reported by a Fund as derived from “qualified dividend income” are taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund level as described more fully below.

In order for some portion of the dividends received by a Fund shareholder to be “qualified dividend income” that is eligible for taxation at long-term capital gain rates, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares.  A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the

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dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation that is readily tradable on an established security market in the United States) or (b) treated as a passive foreign investment company.

If the aggregate qualified dividends received by a Fund during any taxable year are 95% or more of its gross income (excluding the excess of net long-term capital gain over net short-term capital loss), then 100% of the Fund’s dividends (other than dividends properly reported Capital Gain Dividends) will be eligible to be treated as qualified dividend income.  For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

In general, dividends of net investment income received by corporate shareholders of a Fund will qualify for the 70% dividends-received deduction generally available to corporations to the extent they are properly reported by the Fund as being attributable to the amount of eligible dividends received by the Fund from domestic corporations for the taxable year.  A dividend received by a Fund will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.  Moreover, the dividends-received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock—generally, stock acquired with borrowed funds).

Any distribution of income that is attributable to dividend income received by a Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

For taxable years beginning on or after January 1, 2013, Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals whose income exceeds certain threshold amounts, and of certain trusts and estates under similar rules.  The details of the implementation of this tax and of the calculation of net investment income, among other issues, are currently unclear.  For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains, including Capital Gain Dividends, as described above, and (ii) any net gain from the sale, redemption or exchange of Fund shares.  Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in a Fund.

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Sale, exchange or redemption of shares.  A sale, exchange or redemption of shares in a Fund will generally give rise to a capital gain or loss, except as described below with respect to redemptions that are treated as distributions under section 301 of the Code.  In general, any capital gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months.  Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss.  However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares.  Furthermore, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund (or substantially identical shares) are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In some circumstances, a redemption of shares in a Fund may be treated as resulting in a distribution to which section 301 of the Code applies rather than as a payment in exchange for the Fund shares.  If amounts received by a shareholder upon a redemption are treated as a Code section 301 distribution, those amounts will be treated as dividend income to the extent of the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles).  If such amounts exceed the Fund’s earnings and profits, they will reduce the basis of the shareholder’s Fund shares and will be treated as capital gain to the extent that they exceed such basis (see “Return of capital distributions” below).  The determination of whether a redemption will be treated as a Code section 301 distribution rather than as a payment in exchange for shares will depend upon a number of factors, including in particular the extent of the shareholder’s percentage stock ownership in the Fund following the redemption and the extent to which the redemption reduces the shareholder’s percentage stock ownership interest.  As an example, if a redemption does not reduce a shareholder’s percentage stock ownership interest in the Fund, the redemption may well be treated as a Code section 301 distribution. Furthermore, certain attribution rules apply for purposes of determining a shareholder’s percentage stock ownership interest in a Fund at any given time.  The rules for determining when a redemption will be treated as giving rise to a distribution under section 301 of the Code, and the tax consequences of Code section 301 distributions, are complex and depend on the relevant facts and circumstances.  Shareholders are accordingly urged to consult their tax advisors with respect to these rules.

Return of capital distributions.  If a Fund makes a distribution to a shareholder in excess of its current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder’s tax basis in its shares, and thereafter as capital gain.  A return of capital is not taxable, but it reduces the shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

Capital loss carryovers.  Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a Fund’s net investment income.  Instead, potentially subject to certain limitations, a Fund is able to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years.

45

Distributions from capital gains are generally made after applying any available capital loss carryovers.  Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether a Fund retains or distributes such gains.  If a Fund incurs or has incurred net capital losses in taxable years beginning after December 22, 2010 (“post-2010 losses”), those losses will be carried forward to one or more subsequent taxable years without expiration; any such carryforward losses will retain their character as short-term or long-term.  If a Fund incurred net capital losses in a taxable year beginning on or before December 22, 2010 (“pre-2011 losses”), the Fund is permitted to carry such losses forward for eight taxable years; in the year to which they are carried forward, such losses are treated as short-term capital losses that first offset any short-term capital gains, and then offset any long-term capital gains.  The Fund must use any post-2010 losses, which will not expire, before it uses any pre-2011 losses.  This increases the likelihood that pre-2011 losses will expire unused at the conclusion of the eight-year carryforward period.

The amounts and expiration dates (if applicable) of any capital loss carryovers available to a Fund are shown in the notes to the financial statements incorporated by reference into this SAI.

Deemed distributions of certain expenses.  Because shares of the Funds are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, its shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Very generally, expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s organization as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders that may be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceeds 2% of their respective adjusted gross incomes from all sources.  The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, reducing the Fund’s effective yield with respect to such a shareholder.

Hedging and similar transactions.  If a Fund engages in transactions in derivative instruments (e.g., futures or options transactions, forward contracts and swap agreements), or any other hedging, short sale, or other similar transactions, the Fund will be subject to special tax rules (e.g., notional principal contract, constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund’s securities, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses.  These rules could therefore affect the amount, timing and/or character of

46

distributions to shareholders.  Each of the Funds will determine whether to make any available elections pertaining to such transactions.

Certain of a Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of a Fund’s transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and its taxable income.If a Fund’s book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.  If a Fund’s book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

Foreign currency transactions and related hedging transactions.  A Fund’s transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Investment in securities of certain foreign corporations.  Income received by a Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.  Tax treaties between certain countries and the United States may reduce or eliminate such taxes.  If more than 50% of its assets at year end consists of the securities of foreign corporations, a Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund held for at least the minimum period specified in the Code.  In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes.  A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction (if any) for the amount of such taxes.  In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 31-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend.  Shareholders who do not itemize on their federal income tax returns may claim a credit (but not a deduction) for such foreign taxes.  Shareholders that are not subject to U.S. federal income tax, and those who invest in a Fund through tax-advantaged accounts (including those who invest through tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.

Equity investments, by a Fund in certain passive foreign investment companies (“PFICs”) could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on gains from the sale of its investment in such a company.  This tax cannot be eliminated by making distributions to shareholders of the Fund.  However, if certain conditions are met, a Fund may elect to avoid the imposition of that tax.  For example, a Fund may elect, pursuant to sections 1293 and 1295 of the Code, to treat a PFIC as a “qualified electing fund” (a “QEF election”), in which case the Fund will be required to include its share of

47

the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company.  A Fund also may make an election, pursuant to section 1296 of the Code, to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year.  Such gains and losses are treated as ordinary income and loss.  The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by a Fund to avoid taxation.  Making either of these elections therefore may require a Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements, which also may accelerate the recognition of gain and affect the Fund’s total return.  Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

A foreign corporation is a “passive foreign investment company” if: (i) 75% or more of its gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) held by such corporation during the taxable year which produce or are held for the production of passive income is at least 50%.  Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains.  Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business activities and certain income received from related persons.  Because it is not always possible to identify a foreign corporation as a PFIC, a Fund may incur the tax and interest charges described above in some instances.

Securities issued or purchased at a discount.  A Fund’s investment in securities issued at a discount (for example, zero coupon bonds) and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received.  In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

Tax shelter reporting regulations.  Under Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886.  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted.  Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Shares purchased through tax-qualified plans.  Special tax rules apply to investments though defined contribution plans and other tax-qualified plans.  Shareholders should consult their tax advisers to determine the suitability of shares of a Fund as an investment through such plans and the precise effect of such an investment in their particular tax situations.

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Tax-Exempt Shareholders. Under current law, each of the Funds serve to “block” (that is, prevent the attribution to shareholders of) unrelated business taxable income (“UBTI”) from being realized by tax-exempt shareholders. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in a Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of section 514(b) of the Code.

Backup withholding. A Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish such Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to such Fund that he or she is not subject to such withholding.  The backup withholding tax rate is 28%.  Backup withholding is not an additional tax.  Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

For a foreign person (as defined below) to qualify for exemption from the backup withholding tax and for reduced withholding tax rates under income tax treaties, the foreign investor must comply with special certification and filing requirements.  Foreign investors in a Fund should consult their tax advisers in this regard.

Foreign shareholders.  Absent a specific statutory exemption, dividends (other than Capital Gain Dividends) paid by a Fund to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign person”), are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign source dividend and interest income) that if paid to a foreign person directly, would not be subject to withholding.

For distributions with respect to taxable years of a Fund beginning before January 1, 2014, the Fund is not required to withhold any amounts (i) with respect to distributions of (other than distributions to a foreign person (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the foreign person is the issuer or a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the United States, or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign person and the foreign person is a controlled foreign corporation) U.S. source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign person to the extent such distributions are properly reported by the Fund as interest-related dividends in a written notice to shareholders (“interest-related dividends”), and (ii) with respect to distributions (other than (a) distributions to an individual foreign person who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions subject to special rules regarding the disposition of U.S. real property interests) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly reported by the Fund as short-term capital gain dividends in a written notice to shareholders (“short-term capital gain dividends”).  A Fund is permitted to report such part of its dividends as interest-related and/or short-term capital gain dividends as are eligible, but is not required to do so.

49

It should also be noted that the exemption for interest-related and short-term capital gain dividends generally does not apply to dividends of a Fund which are derived from foreign source income such as dividends or interest received by a Fund from non-U.S. issuers.  Moreover, in the case of shares held through an intermediary, the intermediary might withhold on payments made in respect of a taxable year of a Fund beginning before January 1, 2014 even if the Fund reports all or a portion of such payments as interest-related or short-term capital gain dividends to shareholders.

It is currently unclear whether Congress will extend this exemption from withholding for interest-related and short-term capital gain dividends for distributions with respect to taxable years of a regulated investment company beginning on or after January 1, 2014, or what the terms of such an extension would be.

A beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on a sale, exchange or redemption of such shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is “effectively connected” with the conduct of a trade or business carried on by such holder within the U.S. or (ii) in the case of an individual holder, the holder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale or  receipt of the Capital Gain Dividend and certain other conditions are met.  If a foreign person is potentially eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the U.S.  A foreign person may also be subject to U.S. withholding tax on the proceeds of a redemption of Fund shares if such redemption proceeds are treated as a dividend as described above under “Sale, exchange or redemption of shares.”  More generally, foreign persons who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

A beneficial holder of shares who is a foreign person may be subject to state, local or foreign taxes, and to the U.S. federal estate tax in addition to the U.S. federal income tax rules described above.

U.K. resident pension schemes.  The U.S. withholding tax imposed on dividends paid by a Fund to shareholders that are U.K. resident pension schemes may be eliminated pursuant to the U.S.-U.K. tax treaty currently in effect.  To benefit from the U.S. withholding tax exemption under the treaty, a U.K. resident pension scheme must, among other requirements, be considered both a “pension scheme” and a “qualified person” as defined in the treaty and must be considered to “derive” the dividend as permitted under the treaty.  Shareholders should consult their tax advisors to determine eligibility for treaty benefits.

Certain additional withholding and reporting requirements.

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of a Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on Treasury Department Form TD F 90-22.1, Report of Foreign Bank

50

and Financial Accounts (FBAR).  Shareholders should consult a tax advisor regarding the applicability to them of this reporting requirement.

The Foreign Account Tax Compliance Act (“FATCA”) generally requires a Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA.  If a shareholder fails to provide this information or otherwise fails to comply with FATCA, a Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on dividends, including Capital Gain Dividends, and the proceeds of the sale, redemption or exchange of Fund shares.  If a payment by a Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign persons described above (e.g., Capital Gain Dividends and short-term capital gain and interest-related dividends), beginning as early as January 1, 2014.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

FINANCIAL STATEMENTS

Financial statements of the International Equity Fund, the International Choice Fund, the EAFE Fund, the EAFE Choice Fund, Global Alpha Equity Fund and the Emerging Markets Fund for the fiscal year ended December 31, 2012 are incorporated by reference to the Annual Report of the EAFE Fund, the EAFE Choice Fund, the International Equity Fund, the International Choice Fund, the Emerging Markets Fund and the Global Alpha Equity Fund filed with the SEC on March 8, 2013.  These financial statements have been incorporated by reference herein in reliance on the report of BBD, LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART C.  OTHER INFORMATION

Item 28.  Exhibits.

The following Exhibits are filed herewith:

a(i).	Amended and Restated Agreement and Declaration of Trust of Registrant, incorporated by reference to Amendment No. 2 to the registration statement of the Trust on Form N-1A filed April 30, 2002.

a(ii).

Amendment No. 1 to the Amended and Restated Declaration of Trust of Registrant, incorporated by reference to Amendment No. 9 to the registration statement of the Trust on Form N-1A filed April 29, 2008.

a(iii).

Amendment No. 2 to the Amended and Restated Declaration of Trust of Registrant, incorporated by reference to Amendment No. 10 to the registration statement of the Trust on Form N-1A filed April 30, 2009.

a(iv).

Amendment No. 3 to the Amended and Restated Declaration of Trust of Registrant, incorporated by reference to Amendment No. 10 to the registration statement of the Trust on Form N-1A filed April 30, 2009.

a(v)

Amendment No. 4 to the Amended and Restated Declaration of Trust of Registrant, incorporated by reference to Amendment No. 13 to the registration statement of the Trust on Form N-1A filed April 30, 2012.

a(vi).

Amendment No. 5 to the Amended and Restated Declaration of Trust of Registrant, incorporated by reference to Amendment No. 14 to the registration statement of the Trust on Form N-1A filed July 23, 2012.

b.	Copy of By-Laws of Registrant as amended November 13, 2003, incorporated by reference to Amendment No. 5 to the registration statement of the Trust on Form N-1A filed on May 5, 2004.

c.	Portions of Amended and Restated Agreement and Declaration of Trust and By-Laws Relating to Shareholders’ Rights. (See (a) and (b) above)

d(i).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The International Equity Fund) dated November 1, 2012, filed herewith.

d(ii).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The EAFE Fund) dated November 1, 2012, filed herewith.

d(iii).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The Emerging Markets Fund) dated November 1, 2012, filed herewith.

d(iv).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The North American Equity Fund) dated November 1, 2012, filed herewith.

d(v).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The Global Alpha Equity Fund) dated November 1, 2012, filed herewith.

d(vi).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The EAFE Choice Fund) dated November 1, 2012, filed herewith.

d(vii).

Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The International Choice Fund) dated July 20, 2012, incorporated by reference to Amendment No. 14 to the registration statement of the Trust on Form N-1A filed July 23, 2012.

e.	Not applicable. See Paragraph 2(b) of General Instruction B.

f.	Not applicable.

g(i).	Form of Custodian Agreement between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

g(ii).	Form of Foreign Custodian Manager Agreement between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

h(i).	Administrative Services Agreement between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

h(ii).

Form of Mutual Fund Service Agreement between Registrant and Unified Fund Services Inc., incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

h(iii).	Amendment to Mutual Fund Services Agreement, incorporated by reference to Amendment No. 5 to the registration statement of the Trust on Form N-1A filed on May 5, 2004.

h(iv).

Form of Subscription Agreement for the purchase of Shares of any series of the Trust, incorporated by reference to Amendment No. 13 to the registration statement of the Trust on Form N-1A filed April 30, 2012.

i.	Not applicable. See Paragraph 2(b) of General Instruction B.

j.	Consent of BBD, LLP, filed herewith.

k.	Not applicable. See Paragraph 2(b) of General Instruction B.

l.	Not applicable.

m.	Shareholder Service Plan, incorporated by reference to Amendment No. 14 to the registration statement of the Trust on Form N-1A filed July 23, 2012.

n.	Plan Pursuant to Rule 18f-3, incorporated by reference to Amendment No. 14 to the registration statement of the Trust on Form N-1A filed July 23, 2012.

p(i).	Code of Ethics of the Registrant and Baillie Gifford Overseas Limited, incorporated by reference to Amendment No. 12 to the registration statement of the Trust on Form N-1A filed April 29, 2011.

p(ii).

Code of Ethics for Principal Executive and Senior Financial Officers of the Registrant, incorporated by reference to Amendment No. 8 to the registration statement of the Trust on Form N-1A filed April 30, 2007.

Item 29.  Persons Controlled By or Under Common Control With Registrant.

Not applicable.

Item 30.  Indemnification.

Article VIII of the Registrant’s Agreement and Declaration of Trust (Exhibit a hereto) provides for indemnification of trustees and officers.  The effect of this provision is to provide indemnification for each of the Registrant’s trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.  As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant’s trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Item 31.  Business and Other Connections of Investment Adviser.

Baillie Gifford Overseas Limited (“BGO”) is registered under the Investment Advisers Act of 1940 and regulated by the Financial Services Authority of the United Kingdom, and as such is engaged in the provision of investment advisory and management services to a variety of public and, private investment pools (including hedge funds), and private accounts.

For additional information as to the business, profession, vocation or employment of a substantial nature that BGO and each of its directors, officers and partners is or has been engaged in within the last two fiscal years, please refer to BGO’s Form ADV (SEC No. 801-21051), which is incorporated herein by reference.

Item 32.  Principal Underwriters.

Not applicable.

Item 33.  Location of Accounts and Records

The records required by Section 31(a) and Rule 31a-1 through 3 under the 1940 Act will be maintained by Registrant at its offices, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN, except that: (i) the Transfer Agent (located at 2960 North Meridian Street, Suite 300, Indianapolis, Indiana 46208) and Custodian (located at One Wall Street, New York, New York 10286) for Registrant, will maintain the records required by subparagraphs (a)(1), (b)(1)-(5) and (6)-(8) of Rule 31a-1 and by Rule 31a-2; and (ii) BGO, located at 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN will maintain the records required by Rule 31a-1(f) and Rule 31a-2(e).

Item 34.  Management Services.

Not applicable.

Item 35.  Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No.15 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized in the city of Edinburgh, Scotland on the 30th day of April, 2013.

Baillie Gifford Funds

By:	/s/ Peter Hadden
Peter Hadden
President

EXHIBIT INDEX

Exhibit No.	Exhibit Title

d(i).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The International Equity Fund) dated November 1, 2012.

d(ii)	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The EAFE Fund) dated November 1, 2012.

d(iii).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The Emerging Markets Fund) dated November 1, 2012.

d(iv).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The North American Equity Fund) dated November 1, 2012.

d(v).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The Global Alpha Equity Fund) dated November 1, 2012.

d(vi).	Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant (on behalf of The EAFE Choice Fund) dated November 1, 2012.

j.	Consent of BBD, LLP.